UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

DARDEN RESTAURANTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 9, 2005

Dear Shareholders:

On behalf of your Board of Directors, it is our pleasure to invite you to attend the 2005 Annual Meeting of Shareholders of Darden Restaurants, Inc. The meeting will be held on Wednesday, September 21, 2005, at 10:00 a.m., Eastern Daylight Savings Time, at the Gaylord Palms Orlando Resort Hotel, 6000 W. Osceola Parkway, Kissimmee, Florida 34746. All holders of our outstanding common shares as of the close of business on July 25, 2005, are entitled to vote at the meeting.

At this year’s meeting, you will be asked to: (1) elect a full Board of 14 directors and (2) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 28, 2006. The enclosed notice of meeting and proxy statement contain details about the business to be conducted at the meeting. Please read these documents carefully. We will set aside time at the meeting for discussion of each item of business, and we will provide you with the opportunity to ask questions. If you will need special assistance at the meeting because of a disability, please contact Paula J. Shives, Corporate Secretary, Darden Restaurants, Inc., 5900 Lake Ellenor Drive, Orlando, Florida 32809, phone (407) 245-6565.

It is important that your shares be represented at the meeting, whether or not you plan to attend in person. We urge you to promptly mark, sign, date and return the enclosed proxy card, or vote by Internet or telephone using the instructions on the proxy card. The proxy statement provides further information about the meeting and your voting options.

Your vote is important. Thank you for your support.

Sincerely,

Joe R. Lee	Clarence Otis, Jr.
Chairman of the Board	Chief Executive Officer

DARDEN RESTAURANTS, INC.

5900 Lake Ellenor Drive

Orlando, Florida 32809

NOTICE OF

2005 ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE OF MEETING:	10:00 a.m., Eastern Daylight Savings Time, on Wednesday, September 21, 2005

PLACE:	Gaylord Palms Orlando Resort Hotel

6000 W. Osceola Parkway

Kissimmee, Florida 34746

ITEMS OF BUSINESS:	• To elect the full Board of 14 directors to serve until the next annual meeting of shareholders;

• To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 28, 2006; and

• To transact such other business, if any, as may properly come before the meeting and any adjournment.

WHO CAN VOTE / RECORD DATE:	You can vote at the meeting and any adjournment if you were a holder of record of our common stock at the close of business on July 25, 2005.

ANNUAL REPORT:	A copy of our 2005 Annual Report is enclosed.

DATE OF MAILING:	This notice and the proxy statement are first being mailed to shareholders on or about August 15, 2005.

By Order of the Board of Directors

Paula J. Shives
Senior Vice President,
General Counsel and Secretary

August 9, 2005

DARDEN RESTAURANTS, INC.

5900 Lake Ellenor Drive

Orlando, FL 32809

PROXY STATEMENT

For Annual Meeting of Shareholders to be held on

September 21, 2005

ABOUT THE MEETING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2005 Annual Meeting of Shareholders. This proxy statement summarizes information concerning the matters to be presented at the meeting and related information that will help you make an informed vote at the meeting. This proxy statement and the accompanying proxy card are first being mailed to shareholders on or about August 15, 2005.

WHEN AND WHERE IS THE ANNUAL MEETING?

The annual meeting will be held on Wednesday, September 21, 2005, at 10:00 a.m., EDST, at the Gaylord Palms Orlando Resort Hotel, 6000 W. Osceola Parkway, Kissimmee, Florida 34746.

WHAT AM I VOTING ON?

At the annual meeting, you will be voting:

•	To elect the full Board of 14 directors to serve until the next annual meeting of shareholders;

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 28, 2006; and

•	To consider such other business, if any, as may properly come before the meeting and any adjournment.

HOW DO YOU RECOMMEND THAT I VOTE ON THESE ITEMS?

The Board of Directors recommends that you vote FOR each of the nominees to the Board, and FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2006.

WHO IS ENTITLED TO VOTE?

You may vote if you owned our common shares as of the close of business on Monday, July 25, 2005, the record date for the annual meeting.

HOW MANY VOTES DO I HAVE?

You are entitled to one vote for each common share you own. As of the close of business on July 25, 2005, we had 154,763,051 common shares outstanding. The shares held in our treasury are not considered outstanding and will not be voted or considered present at the meeting. There is no cumulative voting.

HOW DO I VOTE BY PROXY BEFORE THE MEETING?

Before the meeting, you may vote your shares in one of the following three ways:

•	By Internet, which we encourage you to do if you have Internet access, at the address shown on your proxy card;

•	By telephone at the number shown on your proxy card; or

•	By mail by completing, signing, dating and returning the enclosed proxy card.

Please use only one of the three ways to vote.

ABOUT THE MEETING

Please follow the directions on your proxy card carefully. If you hold shares in the name of a broker, your ability to vote those shares by Internet or telephone depends on the voting procedures used by your broker, as explained below under the question “How Do I Vote If My Broker Holds My Shares In ‘Street Name’?” The Florida Business Corporation Act provides that a shareholder may appoint a proxy by electronic transmission, so we believe that the Internet or telephone voting procedures available to shareholders are valid and consistent with the requirements of applicable law.

MAY I VOTE MY SHARES IN PERSON AT THE MEETING?

Yes. You may vote your shares at the meeting if you attend in person, even if you previously submitted a proxy card or voted by Internet or telephone. Whether or not you plan to attend the meeting, however, we encourage you to vote your shares by proxy before the meeting.

MAY I CHANGE MY MIND AFTER I VOTE?

Yes. You may change your vote or revoke your proxy at any time before the polls close at the meeting. You may change your vote by:

•	Signing another proxy card with a later date and returning it to us prior to the meeting;

•	Voting again by Internet or telephone prior to the meeting; or

•	Voting again at the meeting.

You also may revoke your proxy prior to the meeting without submitting any new vote by sending a written notice that you are withdrawing your vote to our Corporate Secretary at our address listed on page one.

WHAT SHARES ARE INCLUDED ON MY PROXY CARD?

Your proxy card includes shares held in your own name and shares held in any Darden plan, including the Darden Direct Advantage Investment Program and Employee Stock Purchase Plan. You may vote these shares by Internet, telephone or mail, all as described on the enclosed proxy card.

HOW DO I VOTE IF I PARTICIPATE IN THE DARDEN SAVINGS PLAN?

If you hold shares in the Darden Savings Plan, which includes shares held in the Darden Stock Fund in the 401(k) plan, the Employee Stock Ownership Plan and after-tax accounts, these shares have been added to your other holdings on your proxy card. Your completed proxy card serves as voting instructions to the trustee of the Savings Plan. You may direct the trustee how to vote your Savings Plan shares by submitting your proxy vote for those shares, along with the rest of your shares, by Internet, telephone or mail, as described on the enclosed proxy card. If you do not instruct the trustee how to vote, your Savings Plan shares will be voted by the trustee in the same proportion that it votes shares in other Savings Plan accounts for which it did receive timely voting instructions.

HOW DO I VOTE IF MY BROKER HOLDS MY SHARES IN “STREET NAME”?

If your shares are held in a brokerage account in the name of your bank or broker (this is called “street name”), those shares are not included in the total number of shares listed as owned by you on the enclosed proxy card. Instead, your bank or broker will send you directions how to vote those shares. Many (but not all) brokerage firms and banks participate in a program provided through ADP Investor Communication Services that offers Internet and telephone voting options.

WILL MY SHARES HELD IN STREET NAME BE VOTED IF I DO NOT PROVIDE MY PROXY?

If your shares are held in the name of a brokerage firm, your shares might be voted even if you do not provide the brokerage firm with voting instructions. Under the rules of the New York Stock Exchange, on certain “routine”

ABOUT THE MEETING

matters, brokerage firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. The election of directors and the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm are considered routine matters for this purpose, assuming that no shareholder contest arises as to either of these matters.

WHAT IF I RETURN MY PROXY CARD OR VOTE BY INTERNET OR TELEPHONE BUT DO NOT SPECIFY HOW I WANT TO VOTE?

If you sign and return your proxy card or complete the Internet or telephone voting procedures but do not specify how you want to vote your shares, we will vote them:

•	FOR the election of each of the director nominees; and

•	FOR approval of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 28, 2006.

If you participate in the Darden Savings Plan and do not submit timely voting instructions, the trustee of the plan will vote the shares in your plan account in the same proportion that it votes shares in other Savings Plan accounts for which it did receive timely voting instructions, as explained on page two under the question “How Do I Vote If I Participate In The Darden Savings Plan?”

WHAT DOES IT MEAN IF I RECEIVED MORE THAN ONE PROXY CARD?

If you received more than one proxy card, you have multiple accounts with your brokers or our transfer agent. Please vote all of these shares. We recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address. You may contact our transfer agent, Wachovia Bank, National Association, at 1-800-829-8432.

WHO MAY ATTEND THE MEETING?

The annual meeting is open to all holders of our common shares. To attend the meeting, you will need to register upon arrival. We also may check for your name on our shareholders’ list and ask you to produce valid identification. If your shares are held in street name by your broker or bank, you should bring your most recent brokerage account statement or other evidence of your share ownership. If we cannot verify that you own Darden shares, it is possible that you may not be admitted to the meeting.

MAY SHAREHOLDERS ASK QUESTIONS AT THE MEETING?

Yes. Our representatives will answer your questions at the end of the meeting. In order to give a greater number of shareholders an opportunity to ask questions, we may impose certain procedural requirements, such as limiting repetitive or follow-up questions.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

In order to conduct our meeting, a majority of our outstanding common shares as of July 25, 2005, must be present in person or by proxy at the meeting. This is called a quorum. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. Abstentions and “broker non-votes” (as explained below under the question “What Is A ‘Broker Non-Vote’?”) also will be counted for purposes of establishing a quorum.

HOW MANY VOTES ARE NEEDED TO ELECT DIRECTORS?

The 14 nominees receiving the highest number of “FOR” votes will be elected as directors. This number is called a plurality. Consequently, failing to vote, or voting your proxy to withhold authority for all or some of the nominees, will have no impact on the election of directors.

ABOUT THE MEETING

HOW MANY VOTES ARE NEEDED TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM?

Shareholder approval for the appointment of our independent registered public accounting firm is not required, but the Board is submitting the selection of KPMG LLP for ratification in order to obtain the views of our shareholders. Under Florida law, this proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal at the meeting, including those voted by proxy card, Internet and telephone. If you submit a properly executed proxy card or use the Internet or telephone to indicate “ABSTAIN” on this proposal, your vote will not be counted as cast. Accordingly, abstentions will have no legal effect on whether this matter is approved. If the appointment of KPMG LLP is not ratified, the Audit Committee will reconsider its selection.

WHAT IS A “BROKER NON-VOTE”?

If you own shares through a broker in street name, you may instruct your broker how to vote your shares. A “broker non-vote” occurs when you fail to provide your broker with voting instructions and the broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a routine matter under the New York Stock Exchange rules. The election of directors and the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm are each considered routine matters under the applicable rules. Therefore, broker non-votes will not occur at this year’s meeting unless a shareholder contest arises as to either of these matters.

HOW WILL VOTING ON “ANY OTHER BUSINESS” BE CONDUCTED?

We have not received proper notice of, and are not aware of, any business to be transacted at the meeting other than as indicated in this proxy statement. If any other item or proposal properly comes before the meeting, the proxies received will be voted on those matters in accordance with the discretion of the proxy holders.

WHO PAYS FOR THE SOLICITATION OF PROXIES?

Our Board of Directors is making this solicitation of proxies on our behalf. We will pay the costs of the solicitation, including the costs for preparing, printing and mailing this proxy statement. We have hired Georgeson Shareholder Communications, Inc. to assist us in soliciting proxies. It may do so by telephone, in person or by other electronic communications. We anticipate paying Georgeson a fee of $8,500, plus expenses, for these services. We also will reimburse brokers, nominees and fiduciaries for their costs in sending proxies and proxy materials to our shareholders so you can vote your shares. Our directors, officers and regular employees may supplement Georgeson’s proxy solicitation efforts by contacting you by telephone or electronic communication or in person. We will not pay directors, officers or other regular employees any additional compensation for their proxy solicitation efforts.

HOW CAN I FIND THE VOTING RESULTS OF THE MEETING?

We expect to provide a general summary of the voting results shortly after the meeting in a press release and in a posting on our website at www.darden.com. We also will include the voting results in our Form 10-Q for the quarter ended November 27, 2005, which we expect to file with the Securities and Exchange Commission (“SEC”) in January 2006.

HOW DO I SUBMIT A SHAREHOLDER PROPOSAL FOR NEXT YEAR’S ANNUAL MEETING?

If you wish to submit a proposal to be included in our proxy statement for our 2006 Annual

ABOUT THE MEETING

Meeting of Shareholders, we must receive it at our principal office on or before April 18, 2006. Please address your proposal to: Corporate Secretary, Darden Restaurants, Inc., 5900 Lake Ellenor Drive, Orlando, Florida 32809.

We will not be required to include in our proxy statement a shareholder proposal that is received after that date or that otherwise does not meet the requirements for shareholder proposals established by the SEC or set forth in our bylaws. If you would like to review our bylaws, our Corporate Secretary will send you a copy without charge on request. A copy of our bylaws also is available on our website.

MAY SHAREHOLDERS NOMINATE DI-RECTORS OR SUBMIT OTHER BUSINESS FOR NEXT YEAR’S ANNUAL MEETING?

Yes. If you would like to nominate a director or bring other business before the 2006 Annual Meeting, under our current bylaws (which are subject to amendment at any time), you must:

•	Notify our Corporate Secretary in writing on or before May 24, 2006; and

•	Include in your notice the specific information required by our bylaws.

The address for contacting our Corporate Secretary is provided in the answer to the preceding question. If you would like to review our bylaws, our Corporate Secretary will send you a copy without charge on request. A copy of our bylaws also is available on our website.

If you are nominating a director, you also should comply with the procedures provided in our Director Nomination Protocol that is posted on our website as Appendix A to our Nominating and Governance Committee charter and discussed in further detail on page 11 under the question “Do You Have A Process For Identifying And Evaluating Director Nom-inees?” Our bylaws require you to provide all information concerning a director candidate that is required to be disclosed in proxy solicitations for elections of directors. The Director Nomination Protocol further asks you to provide such additional information as will allow the Nominating and Governance Committee to evaluate the candidate in light of the key principles outlined in the Protocol. This includes information concerning the candidate’s commitment to our core values (integrity and fairness, respect and caring, diversity, always learning - always teaching, being of service, teamwork and excellence), personal and professional ethics, business experience and independence.

ARE YOU “HOUSEHOLDING” FOR SHAREHOLDERS SHARING THE SAME ADDRESS?

Yes. The SEC’s rules regarding the delivery to shareholders of proxy statements, annual reports, prospectuses and information statements permit us to deliver a single copy of these documents to an address shared by two or more of our shareholders. This method of delivery is called “householding,” and can significantly reduce our printing and mailing costs. It also reduces the volume of mail you receive. This year, we are delivering only one proxy statement and 2005 Annual Report to multiple shareholders sharing an address, unless we receive instructions to the contrary from one or more of the shareholders. We will still be required, however, to send you and each other Darden shareholder at your address an individual proxy voting card. If you would like to receive more than one copy of this proxy statement and our 2005 Annual Report, we will promptly send you additional copies upon written or oral request directed to our transfer agent, Wachovia Bank, National Association at 1-800-829-8432, or to our Corporate Secretary at Darden Restaurants, Inc., 5900 Lake Ellenor Drive, Orlando, Florida 32809. The same phone number and address may be used to notify us that you wish to receive a separate annual report or proxy statement in the future, or to request delivery of a single copy of annual reports or proxy statements if you are receiving multiple copies.

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES

(Item 1 on Proxy Card)

HOW MANY PEOPLE ARE ON THE BOARD OF DIRECTORS AND HOW OFTEN ARE THEY ELECTED?

Our Board currently has 14 members. Each director stands for election every year.

ARE ALL OF OUR DIRECTORS STANDING FOR RE-ELECTION?

Yes. All of our current directors are standing for reelection. Proxies for this annual meeting cannot be voted for more than 14 directors. In the future, the Board may increase the size of the Board and appoint or nominate for election new directors.

WHO ARE THIS YEAR’S NOMINEES?

The following directors are standing for election this year to hold office until the 2006 Annual Meeting of Shareholders and until their successors are elected. All of the nominees were nominated by our Nominating and Governance Committee, and all have previously served on the Board.

LEONARD L. BERRY, 62, Director since 2001

•	Distinguished Professor of Marketing and M.B. Zale Chair in Retailing and Market-ing Leadership, Mays Business School, Texas A&M University, since 1982, and Professor of Humanities in Medicine, College of Medicine, Texas A&M University, since 2004.

•	Member of the Board of Directors of:

•	Genesco Inc.

•	Lowe’s Companies, Inc.

ODIE C. DONALD, 55, Director since 1998

•	President of Odie Donald Investment Enterprises, LLC, a private investment firm, since August 2003.

•	Consultant to (from July 2001 through December 2002) and former President of (from April 2000 to July 2001) DIRECTV, Inc., a direct broadcast satellite television service and a unit of Hughes Electronics Corporation.

•	Chief Executive Officer of Cable & Wire-less Plc, a communications company serving the Caribbean and Atlantic Islands, from 1999 to 2000.

•	Retired after a 26-year career with BellSouth Corporation, where he held various posi-tions, including:

•	Group President – Customer Operations for BellSouth Telecommunications, Inc., a provider of tariffed wireline tele-communications services and a wholly owned subsidiary of BellSouth Corpor-ation, from 1998 to 1999.

•	President of BellSouth Mobility, a cellular communications company, from 1992 to 1998.

•	Member of the Board of Directors of:

•	Syniverse Holdings, Inc.

DAVID H. HUGHES, 61, Director since 2001

•	Chairman since 1986 and Chief Executive Officer from 1974 through May 2003 of Hughes Supply, Inc., a diversified wholesale distributor of construction and industrial materials, equipment and supplies.

•	Member of the Board of Directors of:

•	Brown & Brown, Inc.

•	Hughes Supply, Inc.

•	SunTrust Banks, Inc.

CHARLES A. LEDSINGER, JR., 55, Director since June 2005.

•	President and Chief Executive Officer of Choice Hotels International, Inc., a lodging franchisor, since August 1998.

•	President and Chief Operating Officer of St. Joe Company, a diversified real estate operating company, from April 1998 to August 1998, and Senior Vice President and Chief Financial Officer from May 1997 to March 1998.

•	Senior Vice President and Chief Financial Officer of Harrah’s Entertainment, Inc., a casino operator, from June 1995 to April 1997.

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES

(Item 1 on Proxy Card)

•	Senior Vice President and Chief Financial Officer of The Promus Companies, Incorporated, a hotel operator and the former parent of Harrah’s Entertainment, Inc., from August 1990 to June 1995.

•	Member of the Board of Directors of:

•	Choice Hotels International, Inc.

•	FelCor Lodging Trust Incorporated

•	TBC Corporation

•	Mr. Ledsinger has agreed to serve on no more than one other public company board besides ours and Choice Hotels by the first annual meeting in calendar 2006 of a board of which he is a member.

JOE R. LEE, 64, Director since 1995

•	Chairman of our Board since April 1995.

•	Our Chief Executive Officer from Decem-ber 1994 to November 2004.

•	Joined Red Lobster® in 1967 as a member of its opening management team and became its President in 1975.

•	From 1970 to 1995, held various positions with General Mills, Inc., a manufacturer and marketer of consumer food products and our former parent company, including Vice Chairman, with responsibility for various consumer foods businesses and corporate staff functions, Chief Financial Officer and Executive Vice President, Finance and International Restaurants.

•	Member of the Board of Directors of:

•	Tupperware Corporation

WILLIAM M. LEWIS, JR., 49, Director since June 2005

•	Managing Director and Co-Chairman of Investment Banking for Lazard Frères & Co. LLC, an investment banking firm, since April 2004.

•	From 1978 to 1980 and from 1982 to April 2004, held various positions with Morgan Stanley, an investment banking firm, including Managing Director and Co-Head of the Global Banking Department from 1999 to 2004.

•	Member of the Board of Directors of:

•	Federal Home Loan Mortgage Corporation (Freddie Mac)

SENATOR CONNIE MACK, III, 64, Director since 2001

•	Senior Policy Advisor for King & Spalding LLP, a law firm, since February 2005.

•	Senior Policy Advisor for Shaw, Pittman, Potts & Trowbridge, a law firm, from February 2001 to February 2005.

•	United States Senator (R-Florida) from 1988 to 2000.

•	United States Congressman (R-Florida) from 1982 to 1988.

•	Member of the Board of Directors of:

•	EXACT Sciences Corporation

•	Genzyme Corporation

•	Moody’s Corporation

ANDREW H. (DREW) MADSEN, 49, Director since 2004

•	Our President and Chief Operating Officer since November 2004.

•	Our Senior Vice President and President of Olive Garden® from March 2002 to November 2004.

•	Our Executive Vice President of Marketing for Olive Garden from December 1998 to March 2002.

•	President of International Master Publishers, Inc., a developer and marketer of consumer information products, from 1997 until December 1998.

•	From 1993 to 1997, held various positions at James River Corporation (now part of Georgia-Pacific Corporation, a diversified paper and building products manufacturer), including Vice President and General Manager for the Dixie consumer products unit.

CLARENCE OTIS, JR., 49, Director since 2004

•	Our Chief Executive Officer since November 2004.

•	Our Executive Vice President from March 2002 until November 2004 and President of Smokey Bones Barbeque & Grill® from December 2002 until November 2004.

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES

(Item 1 on Proxy Card)

•	Our Senior Vice President from December 1999 until April 2002, and Chief Financial Officer from December 1999 until December 2002.

•	Joined us in 1995 as Vice President and Treasurer, and served as Senior Vice President, Investor Relations from July 1997 to August 1998, and as Senior Vice President, Finance and Treasurer from August 1998 until December 1999.

•	Managing Director and Manager of Public Finance, Chemical Securities, Inc. (now J.P. Morgan Securities, Inc.), an investment banking firm, from 1991 to 1995.

•	Member of the Board of Directors of:

•	St. Paul Travelers Companies, Inc.

•	VF Corp.

MICHAEL D. ROSE, 63, Director since 1995

•	Chairman, Executive Committee, of Gaylord Entertainment Company, a diversified entertainment company, since April 2001.

•	Chairman of Gaylord Entertainment Company from April 2001 to May 2005.

•	Private investor and Chairman of Midaro Investments, Inc., a privately held invest-ment firm, from 1998 to present.

•	Chairman of the Board of Promus Hotel Corporation, a franchiser and operator of hotel brands, from 1995 to 1997.

•	Chairman of the Board of Harrah’s Entertainment, Inc., a casino operator, from 1995 to 1996.

•	Chairman from 1990 to 1995 and Chief Executive Officer from 1990 to 1994 of The Promus Companies, Incorporated, a hotel operator.

•	Member of the Board of Directors of:

•	Felcor Lodging Trust Incorporated

•	First Horizon National Corp.

•	Gaylord Entertainment Company

•	General Mills, Inc.

•	SteinMart, Inc.

MARIA A. SASTRE, 50, Director since 1998

•	Vice President, International, Latin America, Caribbean & Asia, Sales & Marketing, Royal Caribbean International and Celebrity Cruises, both units of Royal Caribbean Cruises, Ltd., a global cruise line company, since January 2005.

•	Vice President, Total Guest Satisfaction Services for Royal Caribbean International, a unit of Royal Caribbean Cruises, Ltd., from 2000 to January 2005.

•	Vice President for Latin America and Miami from 1995 to 1999 and Director of International Sales and Marketing for Asia, Europe and Latin America from 1994 to 1995 for United Air Lines, Inc., a commercial air transportation company.

•	Member of the Board of Directors of:

•	Laidlaw International, Inc.

•	Publix Super Markets, Inc.

JACK A. SMITH, 70, Director since 1995

•	Retired; Chairman from 1994 until 1999 and Chief Executive Officer from 1987 to 1998 of The Sports Authority, Inc., a national sporting goods chain, which he founded in 1987.

•	Prior to founding The Sports Authority, held various executive management positions with major national retailers, including Herman’s Sporting Goods (Chief Operating Officer), Sears, Roebuck and Co. and Mont-gomery Ward & Co.

•	Member of the Board of Directors of:

•	Compex Technologies

BLAINE SWEATT, III, 57, Director since 1995

•	Our President, New Business Development since February 1996 and Executive Vice President since April 1995.

•	Led teams that developed Olive Garden, Bahama Breeze®, Smokey Bones® and Seasons 52® concepts, among others.

•	Joined Red Lobster in 1976 and named Director of New Restaurant Concept Devel-opment in 1981.

•	From 1986 to 1989, held various positions with General Mills, Inc., a manufacturer and marketer of consumer food products and our former parent company.

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES

(Item 1 on Proxy Card)

RITA P. WILSON, 58, Director since 2000

•	Retired; President from 1999 until 2000 of Allstate Indemnity Company, an insurance provider and subsidiary of Allstate Insur-ance Company.

•	Senior Vice President - Corporate Relations of Allstate Insurance Company, an insurance provider, from 1996 to 1999.

WHAT HAPPENS IF A NOMINEE IS UNWILLING OR UNABLE TO SERVE?

Each of the nominees has consented to being named in this proxy statement and to serve as a director if elected. If a nominee is not able to serve, proxies may be voted for a substitute nominated by the Board of Directors. However, we do not expect this to occur.

HOW DO YOU RECOMMEND THAT I VOTE ON THIS ITEM?

The Board recommends a vote FOR the election of each of the nominees listed above. The shares represented by proxy will be voted FOR the election of these nominees unless you specify otherwise.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

HOW OFTEN DID THE BOARD MEET IN FISCAL 2005?

During the fiscal year ended May 29, 2005, the Board of Directors met seven times, with no actions taken by written consent, and the various committees of the Board met or took action a total of 35 times. For the period of his or her Board service in fiscal 2005, each incumbent director attended at least 75 percent of the aggregate of the total number of meetings of the Board, and the total number of meetings of the committees on which the director served.

WHICH OF YOUR DIRECTORS ARE CONSIDERED “INDEPENDENT”?

Our Board has affirmatively determined, by resolution of the Board as a whole, that the following directors have no direct or indirect material relationship with us and satisfy the requirements to be considered “independent” as defined in our Corporate Governance Guidelines and the New York Stock Exchange listing standards: Leonard Berry; Odie Donald; David Hughes; Charles Ledsinger, Jr.; William Lewis, Jr.; Senator Connie Mack, III; Michael Rose; Maria Sastre; Jack Smith and Rita Wilson.

HAS THE BOARD APPOINTED A LEAD DIRECTOR?

Yes. Our non-employee directors have designated Odie C. Donald to serve as Lead Director to chair the Board’s executive sessions of non-employee directors. The Lead Director also advises the Chairman of the Board and committee Chairs with respect to agendas and information needs relating to Board and committee meetings, and performs such other duties as the Board may from time to time assign to assist the Board in fulfilling its responsibilities.

DO YOU HAVE A PROCESS FOR SHAREHOLDER COMMUNICATIONS WITH THE BOARD?

Yes. We believe that communication between the Board, shareholders and other interested parties is an important part of our corporate governance process. To this end, our Board has adopted Shareholder Communication Procedures that are posted on our website. In general, shareholders may send communications to the attention of the Board, any individual director or the non-management directors as a group, through the Lead Director. Communications may be sent in writing or via email to: Odie C. Donald, Lead Director, Darden Restaurants, Inc. c/o Paula J. Shives, Senior Vice President, General Counsel and Secretary, 5900 Lake Ellenor Drive, Orlando, FL 32809. Email: leaddirector@darden.com.

The Corporate Secretary will act as agent for the Lead Director in facilitating direct commun-ications to the Board. The Corporate Secretary will review, sort and summarize the communications. The Corporate Secretary will not, however, “filter out” any direct communications from being presented to the Lead Director without instruction from the Lead Director, and in such event, any communication that has been filtered out will be made available to any non-employee director who asks to review it. The Corporate Secretary will not make independent decisions with regard to what communications are forwarded to the Lead Director. The Lead Director will forward communications as appropriate to the Board, individual directors or the non-management directors as a group, and will respond to communications or direct others to respond, as appropriate.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

DO YOU HAVE A PROCESS FOR IDENTIFYING AND EVALUATING DIRECTOR NOMINEES?

Yes. Our Nominating and Governance Committee has adopted a Director Nomination Protocol that is posted on our website as Appendix A to the Nominating and Governance Committee charter and that describes in detail the process we use to fill vacancies and add new members to our Board of Directors.

Under the Director Nomination Protocol, in general, while there are no specific minimum qualifications for nominees, any candidate for service on our Board should possess the highest personal and professional ethics and be committed to representing the long-term interests of our shareholders. Director candidates should be committed to our core values (integrity and fairness, respect and caring, diversity, always learning - always teaching, being of service, teamwork and excellence), and possess a wide range of experience in the business world. We also will consider the candidate’s independence under applicable New York Stock Exchange rules.

The Nominating and Governance Committee will identify potential candidates for nomination, and a search firm may be engaged to identify additional candidates and assist with initial screening. The Chair of the Committee and the Chief Executive Officer perform the initial screening, obtain and review additional information, and identify candidates that they feel are best qualified to serve. The Chair of the Committee, the Chief Executive Officer and one or more representatives of the Board appointed by the Chairman of the Board will meet with the leading candidates to further assess their qualifications and fitness. The Board representatives and Chief Executive Officer will make a recommendation concerning the candidate to the Nominating and Governance Committee, which will consider whether to recommend the candidate to the full Board for nomination.

WILL YOU CONSIDER DIRECTOR CANDIDATES RECOMMENDED BY SHAREHOLDERS?

Yes. The Nominating and Governance Committee will consider candidates recommended by shareholders. The procedures that shareholders should use to nominate directors are provided on page 5 under the question “May Shareholders Nominate Directors Or Submit Other Business For Next Year’s Annual Meeting?” There are no differences in the manner of evaluation if the nominee is recommended by a shareholder.

ARE DIRECTORS REQUIRED TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS?

Yes. Our Corporate Governance Guidelines provide that directors are expected to attend all scheduled Board and committee meetings and the Annual Meeting of Shareholders. All of our directors attended last year’s Annual Meeting of Shareholders, except for Charles Ledsinger and William Lewis, who were elected to the Board effective in June 2005.

WHAT BOARD COMMITTEES DO YOU HAVE?

Our Board has six committees that operate under charters adopted by the Board of Directors. The charters for all of our committees are posted on our website at www.darden.com. Copies are available in print free of charge to any shareholder upon written request addressed to our Corporate Secretary at our address indicated on page one. Each member of every committee except the Executive Committee is an outside, independent director as defined in our Corporate Governance Guidelines and the New York Stock Exchange listing standards. Unless otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Executive Committee. The Executive Committee consists of six directors: Mr. Lee (Chair), Mr. Donald, Mr. Rose, Ms. Sastre, Mr. Smith and Ms. Wilson. The Executive Committee did not meet during fiscal 2005. Under our bylaws, the Executive Committee has the authority to take all actions that could be taken by the full Board of Directors. The Executive Committee may meet between regularly scheduled Board meetings to take such action as it determines is necessary for our efficient operation.

Audit Committee. The Audit Committee consists of five outside, independent directors: Mr. Smith (Chair), Mr. Hughes, Mr. Ledsinger, Senator Mack and Ms. Sastre. The Board has determined that Mr. Smith is an “audit committee financial expert” as required by SEC rules and that all members of the Committee are financially literate under the New York Stock Exchange listing standards. The Audit Committee met 11 times during fiscal 2005. The Audit Committee has sole responsibility for appointing and terminating our independent registered public accounting firm. The Audit Committee meets separately with representatives of our independent registered public accounting firm and with representatives of senior management and our internal audit department. The Audit Committee’s primary purpose is to assist the Board in its oversight responsibilities to shareholders, specifically with respect to:

•	The integrity of our financial statements;

•	Our compliance with legal and regulatory requirements;

•	The independent registered public accounting firm’s qualifications and independence; and

•	The performance of our internal audit function and independent registered public accounting firm.

Another primary purpose of the Audit Committee is to furnish the report required by the SEC’s proxy rules that appears below in this proxy statement under the heading “Audit Committee Report.” The full charter of the Audit Committee is attached to this proxy statement as Exhibit A, and is available on our website.

Compensation Committee. The Compensation Committee consists of four outside, independent directors: Mr. Rose (Chair), Dr. Berry, Mr. Donald and Ms. Wilson. The Compensation Committee met six times during fiscal 2005. The primary purposes and responsibilities of the Compensation Committee are to:

•	Review and approve corporate goals and objectives relevant to Chairman and Chief Executive Officer compensation, evaluate the Chairman’s and the Chief Executive Officer’s performance in light of those goals and objectives, and make recommendations to the other independent directors who shall, together with the Committee, determine and approve the Chairman’s and the Chief Executive Officer’s compensation based on this evaluation.

•	Make recommendations to the other independent directors who shall, together with the Committee, determine and approve compensation levels for employee directors other than the Chairman and the Chief Executive Officer;

•	Make recommendations to the Board with respect to compensation, incentive compensation plans and equity-based plans for executive officers; and

•	Furnish an annual report on executive compensation that appears below in this proxy statement under the heading “Compensation Committee Report.”

Nominating and Governance Committee. The Nominating and Governance Committee consists of four outside, independent directors: Mr. Donald (Chair), Mr. Hughes, Mr. Rose and Mr. Smith. The Nominating and Governance Committee met five times during fiscal 2005. The primary purposes and responsibilities of the Nominating and Governance Committee are to:

•	Identify individuals qualified to become Board members, consistent with criteria approved by the Board, and to select, or to

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

recommend that the Board select, the director nominees for the next annual meeting of shareholders;

•	Develop and recommend to the Board a set of corporate governance principles applicable to us; and

•	Oversee the evaluation of the Board and management.

The Nominating and Governance Committee has also adopted a Director Nomination Protocol that describes the process by which we intend to fill vacancies and add new members to our Board of Directors. The Protocol is attached as Appendix A to the Committee’s charter, and is posted on our website. The Protocol is described in more detail on page 11 under the question “Do You Have A Process For Identifying And Evaluating Director Nominees?”

Finance Committee. The Finance Committee consists of four outside, independent directors: Ms. Sastre (Chair), Dr. Berry, Mr. Lewis and Senator Mack. The Finance Committee met four times during fiscal 2005. The primary purposes and responsibilities of the Finance Committee are to:

•	Review the financial policies and performance objectives developed by management pertaining to capital spending and finance requirements, debt ratio, dividend policy and other financial matters;

•	Review material changes to our capital structure and financial arrangements, including timing and maturity of debt, common stock sales and repurchases, and acquisitions or joint ventures;

•	Review major borrowing commitments; and

•	Review and make recommendations regarding other significant financial transactions.

Public Responsibility Committee. The Public Responsibility Committee consists of four outside, independent directors: Ms. Wilson (Chair), Dr. Berry, Mr. Hughes and Senator Mack. The Public Responsibility Committee met twice during fiscal 2005. The primary purposes and responsibilities of the Public Responsibility Committee are to:

•	Review our key public policy positions and the manner in which we conduct our government relations activities;

•	Review our actions in furtherance of our corporate social responsibility, including diversity; and

•	Review the impact of our procedures on employees, consumers and communities, especially with respect to environmental, health and safety issues.

HOW ARE DIRECTORS COMPENSATED?

Directors who also are our employees do not receive additional compensation for serving on the Board of Directors. During fiscal 2005, each non-employee director received an annual retainer of $15,000 plus $1,000 for each Board meeting attended, and $700 for each committee meeting attended. The Chair of the Audit Committee and Compensation Committee each received an additional $10,000 annual retainer, and the Chair of the other Board Committees each received an additional $5,000 annual retainer. The non-employee directors’ remuneration is due and paid quarterly, unless the director elects to defer the payment under our Compensation Plan for Non-Employee Directors. Pursuant to this plan, non-employee directors may elect to receive all or a portion of their annual retainer and meeting fees:

•	In cash;

•	In cash deferred for any number of years up to the completion of Board service, which amounts are invested in funds that track the returns credited to the funds in the Darden Savings Plan; if deferred into the fund that tracks the Darden stock fund, the deferred amount is credited with dividend equivalents and is paid out in shares of our common stock;

•	In common shares having a fair market value equal to the remuneration due; or

•	In a combination of the foregoing alternatives.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

A total of 105,981 common shares are authorized for issuance under our Compensation Plan for Non-Employee Directors.

Each non-employee director receives a stock grant valued at $100,000 upon election or re-election to the Board. The number of common shares received equals $100,000 divided by the fair market value of our common stock on the date of grant. The shares vest immediately, but are restricted from transfer for a period of one year. A director may elect to defer receipt of these shares until completion of Board service or beyond. A director also may elect to receive 25 percent or 50 percent of the $100,000 stock grant in cash instead of stock.

Upon initial election to the Board, each non-employee director also receives a one-time grant of an option to purchase 12,500 shares of our common stock. The option becomes exercisable three years after grant. Upon re-election to the Board at each annual meeting of shareholders, each non-employee director is granted an option to purchase 3,000 shares of our common stock. These options become exercisable one year after grant. In addition, each director may choose to receive, in lieu of the cash compensation portion of director’s fees, stock options determined to be of equal value to the foregone cash fees, which options are exercisable six months after grant. All of these stock options have an exercise price equal to the fair market value of our common shares on the date of grant and have a term of ten years.

All grants of shares and options to our non-employee directors (other than the payments described above made under our Compensation Plan for Non-Employee Directors) are made under our Stock Plan for Directors or 2002 Stock Incentive Plan. In total, 375,000 common shares are authorized for issuance under the Stock Plan for Directors, and 8,550,000 common shares are authorized for issuance under the 2002 Stock Incentive Plan, of which no more than five percent may be granted to non-employee directors.

We also pay the premiums on directors’ and officers’ liability and business travel accident insurance policies covering the directors.

DO YOU HAVE SHARE OWNERSHIP GUIDELINES FOR DIRECTORS?

Yes. The Board adopted share ownership guidelines for Directors to be effective with the September 2005 Board elections. Under the new guidelines, each Director will be required to own common shares valued at $250,000. Directors must meet these levels within five years of their initial election to the Board.

CORPORATE GOVERNANCE

IS DARDEN COMMITTED TO GOOD CORPORATE GOVERNANCE?

Yes. Our core values include integrity and fairness, and we have a long history of aspiring to the highest standards of ethical conduct.

DO YOU HAVE A CODE OF ETHICS?

Yes. We have a comprehensive Code of Business Conduct and Ethics that applies to all employees. It covers many topics, including:

•	Conflicts of interest;

•	Corporate opportunities;

•	Confidentiality;

•	Fair dealing;

•	Protection of company assets; and

•	Compliance with laws, rules and regulations, including insider trading laws.

The Code also addresses the particular responsibilities of our directors and senior financial executives, and includes:

•	A special code of ethics for our Chief Executive Officer, Chief Financial Officer, and other senior financial officers;

•	A code of ethics for the members of our Board of Directors;

•	An open door policy for complaints, with toll-free hotline numbers for all of our restaurant concepts;

•	A confidential, anonymous procedure for submission by employees of concerns regarding questionable accounting or auditing matters; and

•	A policy for compliance with the SEC attorney conduct rules.

The full text of our Code of Business Conduct and Ethics is available on our website at www.darden.com, and in print free of charge to any shareholder upon written request addressed to our Corporate Secretary at our address indicated on page one. Our internal audit department requires all of our officers and certain other corporate administrative exempt employees to complete an annual questionnaire and certification regarding compliance with our Code of Business Conduct and Ethics.

DO YOU PROMOTE ETHICAL BEHAVIOR AND ETHICS EDUCATION?

Yes. We proactively promote ethical behavior by all employees. Employees are encouraged to talk to supervisors or other personnel when in doubt about the best course of action in a particular situation. To encourage employees to report violations of laws or our Code of Business Conduct and Ethics, we ensure that employees know that we will not allow retaliation for reports made in good faith. We also are committed to ethical behavior in the communities we serve and our industry generally. In 2002, the Darden Restaurants, Inc. Foundation awarded $1.22 million to the University of Florida’s Warrington College of Business to create the Darden Restaurants Foundation Diversity and Business Ethics Endowment. It is the first comprehensive diversity and business ethics endowment in the hospitality industry.

DO YOU HAVE CORPORATE GOVERNANCE GUIDELINES?

Yes. Our Board has adopted Corporate Governance Guidelines that are available on our website, and in print free of charge to any shareholder upon written request addressed to our Corporate Secretary at our address indicated on page one. The Guidelines cover, among other topics:

•	Director responsibilities;

•	Director qualification standards;

•	Independence of directors;

•	Director access to management and, as necessary, independent advisors;

•	Director compensation;

•	Approval of Chief Executive Officer and management succession plans; and

•	An annual Board performance evaluation.

The Guidelines also include policies on certain specific subjects, including those that:

•	Require meetings of the independent directors in executive session without our Chief Executive Officer present at least four times annually;

CORPORATE GOVERNANCE

•	Require a letter of resignation from directors upon a job change;

•	Limit the number of other boards that directors may serve on;

•	Provide a mandatory retirement age for directors; and

•	Provide term limits for directors.

The Guidelines also encourage director education, and four of our directors have attended continuing education programs accredited by Institutional Shareholder Services.

WHAT BOARD PRACTICES SHOW GOOD GOVERNANCE?

Our Corporate Governance Guidelines require the Board to be composed of at least two-thirds outside, independent directors. Our non-employee directors have named a Lead Director, Odie C. Donald, to chair executive sessions. We have adopted Shareholder Communication Procedures that have been posted on our website. In accordance with New York Stock Exchange listing standards, we have Audit, Compensation and Nominating and Governance Committees composed entirely of independent directors. The charters of these committees are publicly available on our website. The Nominating and Governance Committee oversees governance issues and met five times during our last fiscal year. We do not have a “classified board,” or a system where directors’ terms are staggered, but instead our full Board is elected annually. Our current Chief Executive Officer is not a party to any “related party” transactions, so there are no transactions with us in which he has an interest requiring disclosure under applicable SEC rules. All of our directors attended at least 75 percent of the Board and committee meetings in the past fiscal year, and are required by our Corporate Governance Guidelines to attend our Annual Meeting of Shareholders. We have never had any shareholder proposals, and therefore have never had a shareholder proposal adopted that was not acted upon by our Board.

WHAT AUDIT COMMITTEE PRACTICES SHOW GOOD GOVERNANCE?

Our Audit Committee is composed entirely of outside, independent directors. Our Board has determined that one member of the Committee, Jack A. Smith, is an “audit committee financial expert” as required by SEC rules and that all members of the Committee are financially literate under the New York Stock Exchange listing standards. Our Corporate Governance Guidelines provide that no member of the Committee may serve on the audit committee of more than three public companies. The fees paid to our independent registered public accounting firm, KPMG LLP, for non-audit services during fiscal 2005 were significantly less than the fees paid for audit services, and all non-audit services performed by KPMG LLP were approved in advance by our Audit Committee. Our Audit Committee charter requires regular rotation of the lead partner of our independent registered public accounting firm, and each year our selection of an independent registered public accounting firm is submitted for shareholder ratification.

WHAT COMPENSATION PRACTICES SHOW GOOD GOVERNANCE?

Our Compensation Committee is composed entirely of outside, independent directors. There are no “interlocks” among the members of our Compensation Committee, so no member of our Compensation Committee has any potential conflicts of interest requiring disclosure under applicable SEC rules. Our non-employee directors do not participate in our pension plan. Our directors receive a portion of their compensation in the form of equity, and all of our directors own our stock. Our executives are, and effective in September 2005 our directors will be, subject to stock ownership guidelines. We do not make loans to executive officers. We have never repriced options, and repricing is specifically prohibited under our 2002 Stock Incentive Plan that was approved by our shareholders.

SHARE OWNERSHIP

SECURITY OWNERSHIP OF MANAGEMENT

This table shows the beneficial ownership of our common shares, and information concerning restricted stock units and phantom stock units, as of July 1, 2005, by our directors, director nominees, executive officers named in the Summary Compensation Table on page 20, and all of our directors and executive officers as a group. Under applicable SEC rules, the definition of beneficial ownership for purposes of this table includes shares over which a person has sole or shared voting power, or sole or shared power to invest or dispose of the shares, whether or not a person has any economic interest in the shares, and also includes shares for which the person has the right to acquire beneficial ownership within 60 days of July 1, 2005. Except as otherwise indicated, a person has sole voting and investment power with respect to the common shares beneficially owned by that person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Shares (1)		Restricted Stock Units and Phantom Stock Units (2)	Common Shares Beneficially Owned as Percent of Common Shares Outstanding (3)
Leonard L. Berry	42,599		—	*
Odie C. Donald	50,179		33,322	*
David H. Hughes	41,809	(4)	8,739	*
Charles A. Ledsinger, Jr.	0		869	*
Joe R. Lee	3,759,139		73,425	2.4%
William M. Lewis, Jr.	0		869	*
Kim A. Lopdrup	40,625		—	*
Senator Connie Mack, III (5)	45,546		695	*
Andrew H. Madsen	404,532		—	*
Clarence Otis, Jr.	590,116		—	*
Michael D. Rose	105,062		34,079	*
Maria A. Sastre	46,790		3,050	*
Jack A. Smith	62,823		22,274	*
Blaine Sweatt, III	1,176,020		19,725	*
Rita P. Wilson	44,512		6,108	*
All directors and executive officers as a group (24 persons)	8,710,685	(6)	212,276	5.4%

*	Less than one percent.

(1)	Includes common shares subject to options exercisable within 60 days of July 1, 2005, as follows: Dr. Berry, 29,250 shares; Mr. Donald, 50,169 shares; Mr. Hughes, 24,750 shares; Mr. Lee, 2,362,499 shares; Senator Mack, 32,697 shares; Mr. Madsen, 307,016 shares; Mr. Otis, 397,346 shares; Mr. Rose, 82,631 shares; Ms. Sastre, 34,551 shares; Mr. Smith, 19,500 shares; Mr. Sweatt, 867,248 shares; Ms. Wilson, 33,750 shares; and all directors and executive officers as a group, 5,902,048 shares.

Includes common shares held by the trustee of the Darden Savings Plan in the Darden stock fund for the accounts of our executive officers with respect to which the officers have sole voting power and sole investment power, as follows: all directors and executive officers as a group, 109 shares.

SHARE OWNERSHIP

For further information about the voting and investment power of shares held in the Savings Plan, see Note 3 to the table under the heading “Security Ownership of Principal Shareholders.”

Includes common shares held by the trustee of our Employee Stock Ownership Plan for the accounts of our executive officers, with respect to which the officers have sole voting power and no investment power, as follows: Mr. Lee, 1,437 shares; Mr. Sweatt, 2,130 shares; and all directors and executive officers as a group, 12,528 shares.

Includes restricted stock awarded under our Management and Professional Incentive Plan (“MIP”) as of July 1, 2005, with respect to which the officers have sole voting power but no investment power, as follows: Mr. Lee, 30,684 shares; Mr. Lopdrup, 36,746 shares; Mr. Madsen, 83,484 shares; Mr. Otis, 104,579 shares; Mr. Sweatt, 26,460 shares; and all directors and executive officers as a group, 526,330 shares.

(2)	Includes phantom stock units allocated to the Darden stock fund under our Compensation Plan for Non-Employee Directors for the accounts of the following non-employee directors, with respect to which the individuals have no voting or investment power, as follows: Mr. Donald, 14,976 units; Mr. Hughes, 4,185 units; Mr. Ledsinger, 869 units; Mr. Lewis, 869 units; Senator Mack, 695 units; Mr. Rose, 15,734 units; Mr. Smith, 22,274 units; and all directors and executive officers as a group, 59,602 units.

Includes phantom stock units allocated to the Darden stock fund under our non-qualified deferred compensation plan with respect to which the individuals have no voting or investment power, as follows: All directors and executive officers as a group, 1,083 units.

Includes restricted stock units awarded under the Director Stock Plan, with respect to which the individuals have no voting or investment power, as follows: Mr. Donald, 18,345 units; Mr. Hughes, 4,554 units; Mr. Rose, 18,345 units; Ms. Sastre, 3,050 units; Ms. Wilson, 6,108 units; and all directors and executive officers as a group, 50,402 units.

Includes restricted stock units awarded under our MIP as of July 1, 2005, with respect to which officers have no voting or investment power, as follows: Mr. Lee, 73,425 units; Mr. Sweatt, 19,725 units; and all directors and executive officers as a group, 101,189 units.

(3)	For any individual or group, the percentages are calculated by dividing (a) the number of shares beneficially owned by that individual or group, which includes shares underlying options exercisable within 60 days, by (b) the sum of (i) the number of shares outstanding on July 1, 2005 (154,403,570 shares), plus (ii) the number of shares underlying options exercisable within 60 days held by just that individual or group. This calculation does not include phantom stock units or restricted stock units.

(4)	Includes 7,500 shares held in a trust for David H. Hughes.

(5)	Popularly known as Connie Mack, III, Senator Mack files Section 16 reports (Forms 3, 4 and 5) under his legal name of Cornelius McGillicuddy, III.

(6)	Includes 38 shares held by one executive officer for a minor child.

SHARE OWNERSHIP

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

Except as indicated in the footnotes below, this table shows all shareholders that we know to beneficially own more than five percent of our outstanding common shares as of July 1, 2005. As indicated in the footnotes, we have based this information on reports filed by these shareholders with us and with the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Darden Savings Plan c/o American Express Trust Company 928 AXP Financial Center Minneapolis, MN 55474	10,998,699(3)	7.12%

State Street Bank and Trust Company 225 Franklin Street Boston, MA 02110	8,010,604(4)	5.19%

(1)	“Beneficial ownership” is defined under the SEC rules to mean more than ownership in the usual sense. Under applicable rules, you beneficially own our common shares not only if you hold them directly, but also if you indirectly (such as through a relationship, a position as a director or trustee, or a contract or understanding) have or share the power to vote, sell or acquire them within 60 days.

(2)	The figure reported is a percentage of the total of 154,403,570 common shares outstanding on July 1, 2005, excluding treasury shares.

(3)	Based on a Schedule 13G dated February 11, 2005, American Express Trust Company beneficially owned an aggregate of 10,998,699 common shares, and had shared voting and shared dispositive power with respect to all of those shares. The common shares owned by the Darden Savings Plan are held in trust for the benefit of participants in the plan, for which American Express Retirement Services is trustee, subject to the direction of the plan’s Administrative Committee. Participants are entitled to instruct the plan trustee how to vote all of our common shares allocated to their accounts (a total of 4,924,767 common shares as of July 1, 2005). All common shares allocated to participants for whom no voting instructions are received, and all unallocated common shares held by the plan (5,524,699 common shares as of July 1, 2005), will be voted by the trustee in the same proportion as it votes shares for which it did receive voting instructions.

(4)	Based on a Schedule 13G dated May 9, 2005, State Street Bank and Trust Company beneficially owned an aggregate of 8,010,604 common shares, and had sole voting and sole dispositive power with respect to all of those shares.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

This table shows the cash compensation and certain other components of compensation for the last three fiscal years for our Chief Executive Officer and our five most highly compensated executive officers for the fiscal year ended May 29, 2005.

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary $	Bonus $		Other Annual Compensation ($)(1)	Restricted Stock Awards ($)(2)(3)(4)		Securities Underlying Options (#)		All Other Compensation ($)(5)
Clarence Otis, Jr.(6)	2005	586,112	592,600		979	936,500	(6)	155,000	(6)	223,052
Chief Executive Officer	2004	417,816	192,500		—	390,000		90,000		95,392
	2003	400,000	275,500		82	—		115,000	(7)	83,719

Joe R. Lee	2005	727,042	1,085,700		—	980,156		184,500		697,443
Chairman of the Board	2004	842,801	815,400		—	853,125		175,000		545,535
	2003	814,018	478,600		1,749	—		300,000		373,004

Andrew H. Madsen(8)	2005	537,422	677,400		1,297	746,975	(8)	125,000	(8)	249,710
President and	2004	401,537	454,300		360	341,250		80,000		143,128
Chief Operating Officer	2003	360,000	276,900		652	—		72,000		82,079

Blaine Sweatt, III	2005	475,326	—	(9)	—	235,769	(9)	80,000		232,389
Executive Vice President	2004	463,759	—	(9)	—	259,565	(9)	80,000		141,445
and President, New Business Development	2003	434,133	—	(9)	1,114	—	(9)	100,000		134,829

Kim A. Lopdrup(10)	2005	375,000	346,400		20,504	354,375	(10)	63,000	(10)	87,835
Senior Vice President	2004	NA	NA		NA	NA		NA		NA
and President Red	2003	NA	NA		NA	NA		NA		NA
Lobster

(1)	Except where noted, these amounts relate to tax gross-ups. For Mr. Lopdrup, the amount reported for 2005 includes tax gross-ups, relocation gross-ups and a relocation bonus. In accordance with SEC rules, perquisites are not reported where they did not exceed the smaller of $50,000 or ten percent of the total annual salary and bonus for the named executive officer.

(2)	No restricted stock awards were reported as granted for fiscal 2003 due to a change in the approach to our awards. Beginning with the awards of restricted stock and restricted stock units made in June 2003 (during fiscal 2004) under the MIP, these awards were made primarily for performance in the coming years, rather than performance for the year just ended, and appear in the table as fiscal 2004 awards. Amounts for fiscal 2004 awards are based on the closing market price ($19.50) of our common stock on June 19, 2003, the grant date of fiscal 2004 restricted stock awards. Except where noted, amounts for fiscal 2005 awards are based on the closing market price ($21.25) of our common stock on June 15, 2004, the grant date of fiscal 2005 restricted stock awards.

(3)

The number and aggregate value of restricted stock and restricted stock unit holdings (valued at the closing market price ($32.80) of our common stock on May 27, 2005, the last trading day of fiscal 2005), were as follows: Mr. Otis, 69,145 shares ($2,267,956); Mr. Lee, 44,377 shares and 83,312

EXECUTIVE COMPENSATION

stock units ($4,188,199); Mr. Madsen, 53,210 shares ($1,745,288); Mr. Sweatt, 22,111 shares and 22,409 stock units ($1,460,256); and Mr. Lopdrup, 22,762 shares ($746,594).

(4)	Under the MIP, Mr. Otis received restricted stock awards of 20,000 shares in fiscal 2004 and 20,000 shares in fiscal 2005; Mr. Lee received 43,750 restricted stock units in fiscal 2004 and 46,125 restricted stock units in fiscal 2005; Mr. Madsen received restricted stock awards of 17,500 shares in fiscal 2004 and 17,500 shares in fiscal 2005; and Mr. Sweatt received 13,311 restricted stock units in fiscal 2004 and 11,095 restricted stock units in fiscal 2005, and participated in a special bonus arrangement in fiscal years 2003-2005 (see Note 9). All of these restricted stock and restricted stock unit awards vest ten years after the date of grant, except that accelerated vesting may occur for a variable percentage of these shares in each of the first five years following their grant, upon satisfaction of certain performance standards. Holders of restricted stock are entitled to receive dividends on those shares, and holders of restricted stock units receive dividend equivalents.

(5)	These amounts include vacation cash-in, reimbursement for moving expenses, non-cash awards and company matching contributions or allocations under FlexComp, our non-qualified deferred compensation plan. Salary or bonus deferred by a named executive officer into the FlexComp is reported in the Salary or Bonus column, respectively. For 2005, All Other Compensation consisted of the following: Mr. Otis, $7,917 vacation cash-in and $215,135 in FlexComp awards; Mr. Lee, $697,443 in FlexComp awards; Mr. Madsen, $15,000 vacation cash-in and $234,710 in FlexComp awards; Mr. Sweatt, $18,389 vacation cash-in and $214,000 in FlexComp awards; and Mr. Lopdrup, $26,321 as reimbursement for moving expenses and $61,514 in FlexComp awards.

(6)	Mr. Otis became Chief Executive Officer effective November 29, 2004, and in connection therewith, the Compensation Committee approved one-time grants of 75,000 stock options and 18,750 shares of restricted stock. The value of the restricted stock award is $511,500, based on the closing market price ($27.28) of our common stock on November 29, 2004, the grant date. The restricted stock vests ten years after the grant date, except that accelerated vesting may occur for a variable percentage of these shares in each of the first five years following the grant date upon satisfaction of certain performance standards. Mr. Otis is entitled to receive dividends on the restricted stock.

(7)	In fiscal 2003, Mr. Otis received a one-time stock option grant of 115,000 shares related to his promotion to Executive Vice President and President, Smokey Bones.

(8)	Mr. Madsen became President and Chief Operating Officer effective November 29, 2004, and in connection therewith, the Compensation Committee approved one-time grants of 55,000 stock options and 13,750 shares of restricted stock. The value of the restricted stock award is $375,100, based on the closing market price ($27.28) of our common stock on November 29, 2004, the grant date. The restricted stock vests ten years after the grant date, except that accelerated vesting may occur for a variable percentage of these shares in each of the first five years following the grant date upon satisfaction of certain performance standards. Mr. Madsen is entitled to receive dividends on the restricted stock.

(9)

Under the MIP, the Compensation Committee may provide for bonuses for special projects. Such an arrangement was made under the MIP with Mr. Sweatt, providing for a special bonus payable in cash and restricted stock in connection with the successful development of a new restaurant concept. During the four-year project period, which encompasses five annual bonus grants, portions of Mr. Sweatt’s annual MIP bonus may be invested and placed at risk. These portions of Mr. Sweatt’s bonus

EXECUTIVE COMPENSATION

will be paid with additional cash and a grant of restricted stock upon approval by the Board of Directors of the new concept for the next phase of development, or otherwise forfeited. In fiscal 2003, 2004 and 2005, Mr. Sweatt invested all of his bonuses of $258,500, $376,900 and $537,100, respectively, under this program. Although not reported in the table because it was invested, this bonus amount has been included for purposes of determining the five most highly compensated executive officers to be listed in the table. See “Long-Term Incentive Plans – Awards in Last Fiscal Year.”

(10)	Mr. Lopdrup became our Senior Vice President and President, Red Lobster effective May 31, 2004, and in connection therewith, the Compensation Committee approved one-time grants of 63,000 stock options and 15,750 shares of restricted stock. The value of the restricted stock award is $354,375, based on the closing market price ($22.50) of our common stock on May 28, 2004, the most recent trading date preceding the grant date. The restricted stock vests ten years after the grant date, except that accelerated vesting may occur for a variable percentage of these shares in each of the first five years following the grant date upon satisfaction of certain performance standards. Mr. Lopdrup is entitled to receive dividends on the restricted stock.

LONG-TERM INCENTIVE PLANS – AWARDS IN LAST FISCAL YEAR

Under the MIP, the Compensation Committee of the Board of Directors may provide for bonuses for special projects. Such an arrangement was made under the MIP with Mr. Sweatt, one of the executive officers named in the Summary Compensation Table, providing for a special bonus payable in cash and restricted stock in connection with the successful development of a new restaurant concept. During the four-year project period, portions of Mr. Sweatt’s annual MIP bonus may be invested and placed at risk. These portions of Mr. Sweatt’s bonus will be paid with additional cash and a grant of restricted stock upon approval by the Board of Directors of the new concept for the next phase of development, or otherwise forfeited. New restaurant development is important to us, and the compensation structure for key employees in this area is designed so that a significant portion of their compensation may be weighted toward long-term incentive compensation payable on achieving successful results. Mr. Sweatt elected to invest his fiscal 2005 bonus under this program as set forth in Note 9 to the Summary Compensation Table.

EXECUTIVE COMPENSATION

OPTION GRANTS IN LAST FISCAL YEAR

The following table summarizes awards of stock options during the fiscal year ended May 29, 2005, to the executive officers named in the Summary Compensation Table.

	Individual Grants (1)
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Terms (2)
					5% ($)	10% ($)
Clarence Otis, Jr.	80,000	3.7	21.16	06/15/2014	1,076,321	2,716,562
	75,000	3.5	27.215	11/29/2014	1,291,593	3,265,672

Joe R. Lee	184,500	8.6	21.16	06/15/2014	2,482,265	6,265,072

Andrew H. Madsen	70,000	3.3	21.16	06/15/2014	941,781	2,376,992
	55,000	2.6	27.215	11/29/2014	947,168	2,394,826

Blaine Sweatt, III	80,000	3.7	21.16	06/15/2014	1,076,321	2,716,562
Kim A. Lopdrup	63,000	2.9	22.41	05/31/2014	897,128	2,264,800

(1)	All options were granted at the fair market value of our common shares on the grant date and generally expire ten years from the grant date. All options become exercisable according to the following schedule: 50 percent after three years and 50 percent after four years. All options become exercisable immediately in the event of a change in control of Darden.

(2)	These assumed values result from prescribed rates of stock price appreciation. For purposes of this calculation, the grant-date market price of the shares underlying the options is the closing market price per share. The actual value of the options is dependent on the future performance of our common shares and overall stock market conditions. There is no assurance that the values reflected in this table will be achieved.

EXECUTIVE COMPENSATION

STOCK OPTION EXERCISES AND HOLDINGS

The following table summarizes the stock option exercises by the executive officers named in the Summary Compensation Table during the fiscal year ended May 29, 2005, and the value of the stock options held by these officers as of May 29, 2005.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

Name	Shares Acquired On Exercise (#)	Value Realized ($) (2)		Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the- Money Options at Fiscal Year-End ($)(1)
				Exercisable	Unexercisable	Exercisable	Unexercisable
Clarence Otis, Jr.	11,250	257,644		298,596	422,409	6,096,312	4,152,206
Joe R. Lee	973,971	21,144,931	(3)	2,028,749	843,250	44,518,228	9,052,293
Andrew H. Madsen	—	—		250,011	298,005	4,909,078	2,928,524
Blaine Sweatt, III	332,545	6,673,868		734,748	342,500	16,046,198	3,858,675
Kim A. Lopdrup	—	—		—	96,000	—	1,094,120

(1)	The value of all unexercised in-the-money options equals the difference between the closing market price of our common stock ($32.80) on May 27, 2005, the last trading day of the fiscal year, and the exercise price, multiplied by the number of shares underlying such options.

(2)	The value realized equals the difference between the closing market price of our common stock on the date of exercise and the exercise price, multiplied by the number of options exercised.

(3)	On March 31, 2005, Mr. Lee exercised options to purchase 750,000 shares that were to expire on May 30, 2005 by delivering previously-owned shares of our common stock in payment of the exercise price and to satisfy tax withholding obligations. An aggregate of 368,708 shares of our common stock were surrendered by Mr. Lee for the exercise price and to satisfy tax withholding obligations. All shares issued on exercise of these options were retained by Mr. Lee and were not sold or otherwise disposed of, except that an aggregate of 71,750 shares were transferred to others as gifts.

EXECUTIVE COMPENSATION

DO EXECUTIVE OFFICERS CURRENTLY PARTICIPATE IN A DEFINED BENEFIT RETIREMENT PLAN?

No. None of our executive officers are currently active participants in qualified retirement plans sponsored by us. Until May 1995, however, when we were a wholly owned subsidiary of General Mills, Inc. and were known as General Mills Restaurants, Inc., or “GMRI,” certain of our executive officers participated in qualified retirement plans sponsored by GMRI or by General Mills. Mr. Lee participated in GMRI’s qualified defined benefit plan until January 1, 1989, and from January 1, 1989 through January 1, 1995, he accrued benefits under the Supplemental Retirement Plan of General Mills. Prior to January 1, 1989, Mr. Sweatt participated in GMRI’s qualified defined benefit retirement plan. From January 1, 1989 through May 31, 1994, Mr. Sweatt accrued benefits under the Supplemental Retirement Plan of General Mills. Following our spin-off from General Mills in May 1995, the GMRI Retirement Income Plan became our Retirement Income Plan (“RIP”) to be funded from a pension trust maintained by us. Liability under the General Mills Supplemental Retirement Plan was transferred to us under a Supplemental Pension Plan (“SPP”) maintained for this purpose. Under the RIP and SPP, Mr. Lee and Mr. Sweatt will receive estimated annual aggregate benefits at normal retirement (age 65) of $368,448 and $51,935, respectively. These benefits are fixed because the officers no longer are participating in the plans.

DO EXECUTIVE OFFICERS CURRENTLY PARTICIPATE IN ANY NON-QUALIFIED DEFERRED COMPENSATION PLAN?

Yes. We maintain a non-qualified deferred compensation plan for our officers and certain employees. Our FlexComp Plan permits participating executive officers to defer receipt of up to 25 percent of their base salaries and up to 100 percent of their annual incentive compensation. Amounts deferred under the plan are payable in cash on the date or dates selected by each participant in accordance with the terms of the plan or on such other date or dates specified in the plan. Deferred amounts are credited with rates of return based on the performance of several investment alternatives (which mirror the returns credited in the Darden Savings Plan), as selected by the participant. During fiscal 2005, all of the executive officers named in the Summary Compensation Table participated in the FlexComp Plan. We also make certain contributions to executive officers’ accounts under the FlexComp Plan as described in the Compensation Committee Report below.

DO ANY OF THE EXECUTIVE OFFICERS HAVE EMPLOYMENT AGREEMENTS?

No. None of our executive officers have employment agreements. We entered into a letter agreement dated October 7, 2004, with Joe R. Lee, then our Chairman and Chief Executive Officer and currently our Chairman, providing that from the expected date of his retirement as our Chairman on November 29, 2005 until November 28, 2007, he will be a consultant to us, performing such duties as we may request, including consultation on matters on which he worked during his employment with us or other matters affecting us and the restaurant industry. He may also represent us in restaurant industry associations and at related events. For these services, Mr. Lee will be paid a fee of $300,000 per year, will be reimbursed for reasonable travel and related expenses incurred while performing these services, and will be provided office space and secretarial support. Mr. Lee will not be eligible for employee benefits beyond those available to him as a retiree. Under the letter agreement, Mr. Lee also has agreed to keep confidential at all times during and after his consulting arrangement any of our confidential or proprietary information. Under the letter agreement, Mr. Lee also agreed not to become an employee, director or owner of any other casual dining restaurant company anywhere in the United States, and not to employ, solicit or offer to employ any of our directors, officers or employees during the term

EXECUTIVE COMPENSATION

of his consulting arrangement. Mr. Lee may terminate the letter agreement at any time, without reason, upon not less than 30 days’ written notice. We may terminate the letter agreement upon not less than 30 days’ notice if Mr. Lee is unable to perform his duties under the letter agreement.

DO EXECUTIVE OFFICERS HAVE ANY CHANGE-IN-CONTROL ARRANGEMENTS?

Yes. As of May 29, 2005, we had management continuity agreements with all of our executive officers named in the Summary Compensation Table. The agreements provide for severance payments equal to three times the annual compensation of the officer (determined by the then-current base salary plus highest cash bonus award during the preceding three years) and continuation of health and similar benefits for a three-year period if the officer is terminated without Cause or voluntarily terminates employment with Good Reason (as defined in the agreements) within two years after we have a change in control. One year’s compensation and continuation of benefits is provided if the officer is terminated without Cause more than two years after a change in control, or if he or she elects within 30 days after the first anniversary of the change of control to voluntarily terminate employment. The agreements provide for an initial two-year term, and are extended on each anniversary date for two years from the anniversary date, unless prior notice is given by us that the agreement will not be extended. We also have entered into trust agreements to provide for payments under the management continuity agreements and our non-qualified deferred compensation plans, including the Compensation Plan for Non-Employee Directors, the MIP and the FlexComp Plan. Full funding is required upon a change in control of our company. In addition, stock options, restricted stock and restricted stock units issued under our stock plans are subject to accelerated vesting if we experience a change in control, as defined in those plans or related award agreements.

DO YOU HAVE SHARE OWNERSHIP GUIDELINES FOR EXECUTIVE OFFICERS?

Yes. In June 1997, we adopted share ownership guidelines for our officers, including our executive officers. In June 2003, we increased our guidelines by 50 percent so that the Chief Executive Officer is required to own common shares valued at a multiple of six times base salary. Other officer guidelines range from a multiple of three-fourths base salary to four and one-half times base salary, depending on the officer’s level of responsibility in the organization. The Chief Executive Officer and all officers generally must meet these levels within seven years of attaining their officer status, subject to transition periods upon implementing the new guidelines or promotion.

DO YOU PROVIDE LOANS FOR EXECUTIVE OFFICERS TO MEET THEIR SHARE OWNERSHIP GUIDELINES?

No. Effective July 30, 2002, and in compliance with the Sarbanes-Oxley Act of 2002, we no longer make new loans of any kind to our executive officers. However, loans to executive officers made prior to that date remain outstanding, and are expected to be repaid according to their terms. In that regard, to assist officers, including executive officers, in meeting their share ownership guidelines, we implemented the 1998 Stock Purchase/Option Award Loan Program. This program provided loans to officers to purchase shares of our common stock and awarded two options for every new share purchased, up to a maximum total share value equal to a designated percentage of the officer’s base compensation. The loans were full recourse and interest bearing, with a maximum loan amount of 75 percent of the value of the stock purchased. All stock purchased is held on deposit with us until the loans or applicable portion thereof are repaid. The interest rate for each loan was the applicable federal rate for mid-term loans with semi-annual compounding for the month in which the loan originated. As noted above, we

EXECUTIVE COMPENSATION

no longer make new loans under this program to our executive officers or any other officers, but loans made prior to discontinuing the program remain outstanding. For our executive officers whose indebtedness exceeded $60,000 at any time between the beginning of fiscal 2005 and July 28, 2005, their maximum outstanding principal balances during such period were: Mr. Lee, $77,145; Mr. Otis, $76,011; Mr. Madsen $68,244; Ms. Shives, $67,976; and Laurie Burns, $61,495. The outstanding principal balances of these loans as of July 28, 2005, and their applicable interest rates were: Mr. Lee, $0; Mr. Otis, $46,795 at 4.93 percent; Mr. Madsen, $34,090 at 4.93 percent and $22,769 at 4.47 percent; Ms. Shives, $33,988 at 5.3 percent; and Ms. Burns, $8,103 at 5.21 percent and $48,461 at 5.92 percent.

ARE THERE ANY OTHER RELATIONSHIPS OR RELATED TRANSACTIONS BETWEEN US AND OUR MANAGEMENT?

No. Except as discussed above, there are no other relationships or related transactions between us and our directors or executive officers of the type and amount required to be disclosed under applicable SEC rules.

COMPENSATION COMMITTE REPORT

WHO IS ON THE COMPENSATION COMMITTEE AND WHAT DOES IT DO?

The Compensation Committee of the Board of Directors is comprised of four outside, independent directors. The Committee discharges the responsibilities of the Board relating to compensation of our Chief Executive Officer and other executives. The Committee also is responsible for overseeing our compensation and benefit policies, including those that govern annual and long-term compensation, as well as our stock ownership programs. From time to time the Committee uses independent consultants to provide it with background information to assist it in performing its duties.

WHAT IS YOUR PHILOSOPHY OF EXECUTIVE COMPENSATION?

We use cash and stock-based compensation for three purposes:

•	To align executives’ interests with those of shareholders;

•	To focus executives on short- and long-term business strategies; and

•	To reward individual, business unit and corporate performance.

Ultimately, the objective of our compensation program is to maximize our success. As detailed in the Summary Compensation Table, a significant portion of our pay for executives is variable and linked to performance.

We also evaluate our compensation programs to assure they are competitive with those of comparable companies. The peer group against which compensation and performance are compared is comprised of publicly traded chain restaurant companies with substantial market capitalization. Supplemental pay data is obtained for hospitality, retail and other general industry companies. The compensation peer group is a broader group than the S&P Restaurants Index used in the total shareholder return performance graph at the end of this proxy statement. The S&P Restaurants Index is the only published index for purposes of such comparison, but does not include all appropriate comparable companies for compensation purposes.

WHAT IS YOUR GOAL FOR CASH COMPENSATION?

Our goal for cash compensation is to pay competitive base salaries, with the potential for incentive compensation under the Management and Professional Incentive Plan (“MIP”). If individual and corporate or unit performance is above median compared with the compensation peer group described above, then total cash compensation is intended to be above median within that group. Conversely, if performance is below median compared with the compensation peer group, then total cash compensation is intended to be below median.

HOW ARE BASE SALARIES FOR EXECUTIVES DETERMINED?

Base salaries for executive officers are determined annually by the Committee based on the individual performance of the executive officer and the executive’s pay relative to the compensation peer group.

WHAT IS THE MANAGEMENT AND PROFESSIONAL INCENTIVE PLAN?

Annual incentive awards are granted by the Committee to executive officers under our MIP, and are paid in a combination of cash and restricted stock. Awards to key executives are based on the potential future impact of the individual’s position on overall corporate results as measured by the position, level and base salary of the individual and the degree to which the individual can affect the results.

As required by the MIP, the Committee met on June 16, 2005, to evaluate our performance for fiscal 2005 and determine a corporate rating. This rating was based upon diluted net earnings per share (“EPS”) growth, return on gross investment (“ROGI”), and sales growth for

COMPENSATION COMMITTEE REPORT

fiscal 2005 compared to the targets approved by the Committee at the inception of fiscal 2005. These determinations resulted in the cash bonus payments listed in the Summary Compensation Table for the Chief Executive Officer and other named executive officers for fiscal 2005.

The Committee set MIP targets for fiscal 2006 at its meeting on June 16, 2005. For fiscal 2006, goals have been set to continue to build confidence within the financial community as well as the employee teams. Accordingly, the fiscal 2006 targets set by the Committee require achievement of considerable levels of EPS growth, ROGI, and sales growth.

Under the MIP, the Committee may provide for bonuses for special projects. New restaurant development is important to us, and the compensation structure for key employees in this area is designed so that a significant portion of their compensation may be weighted toward long-term incentive compensation payable on achieving successful results. Such an arrangement was made under the MIP in fiscal 2002 with Mr. Sweatt, one of the executive officers named in the Summary Compensation Table, providing for a special bonus payable in cash and restricted stock in connection with the successful development of a new restaurant concept. During the four-year project period, portions of Mr. Sweatt’s annual MIP bonus may be invested and placed at risk. These portions of Mr. Sweatt’s bonus will be paid with additional cash and a grant of restricted stock upon approval by the Board of Directors of the new concept for the next phase of development, or otherwise forfeited. Mr. Sweatt elected to invest his 2005 bonus under this program as set forth in Note 9 to the Summary Compensation Table.

WHAT ARE THE COMPONENTS OF STOCK-BASED COMPENSATION?

The Committee and management believe that broad and deep employee share ownership effectively facilitates the building of shareholder wealth and aligns the interests of employees with those of the shareholders. Our stock plans enable us to attract and retain able employees with stock options, restricted stock and restricted stock units. Awards are made to employees who are responsible for the growth and sound development of our business.

Stock options are granted by the Committee to executive officers and other employees based on their potential future impact on corporate results (i.e., the employee’s level of responsibility in the organization), criticality to the organization (due to unique knowledge or skills, succession planning or other organizational needs), and performance (including business unit, corporate, and past and anticipated future individual performance levels). During the fiscal year ended May 29, 2005, options were granted to a total of 74 officers and 712 additional employees. Stock option grants to the Chief Executive Officer and other executive officers are periodically reviewed against option grants made by other large restaurant, hospitality and retail companies in the compensation peer group previously described.

Our plans permit executives to exchange part of their annual cash incentive compensation for additional stock options. The number of options granted is based on the amount of the incentive payout being exchanged and the market value of the stock options to be received. Executive officers may exchange a maximum of 50 percent of their annual cash incentive compensation for stock options.

Our 2002 Stock Incentive Plan, the only stock plan under which we may issue new awards to employees, also authorizes the Committee to approve awards to selected employees of restricted stock and restricted stock units in an amount up to 1,700,000 of the total of 8,550,000 shares originally authorized for issuance under the plan. The Committee determines the number of shares to be awarded, the length of the restricted period, the purchase price, if any, to be paid by the participant, and whether any other

COMPENSATION COMMITTEE REPORT

restrictions will be imposed with respect to the awards.

Prior to June 2003, the majority of restricted shares were granted under a stock matching feature of the MIP. The number of shares granted was based on the participant’s annual bonus, which in turn was based on performance for the year just ended. The grants also required participants to place on deposit one share of personally owned common stock for every one or two shares of restricted stock awarded, depending on the employee’s position.

Beginning with grants made in June 2003, we eliminated the tie between grants of restricted stock or restricted stock units, and the annual bonus, so that the size of the grant is no longer based solely on prior year performance. Instead, restricted stock and restricted stock unit grants are primarily prospective and are based on the same factors discussed above that determine the size of annual stock option awards: potential future impact of the employee, criticality going forward, and performance. We also eliminated the deposit share matching requirement, although shares previously deposited will remain on deposit in accordance with the terms of the prior matching grants. A limited deposit share feature will be reinstituted beginning with grants made in June 2006, but only for officers who will reach age 55 with ten years of service prior to the vesting of their award. The new restricted stock awards also generally vest in four years instead of three, while grants for officers will continue to vest in ten years, subject to accelerated performance-based vesting.

Also beginning with grants made in June 2003, we sought to increase executive and shareholder financial alignment by increasing executive share ownership requirements by 50 percent over prior standards. The new share ownership requirement is six times annual base salary for the Chief Executive Officer and between three-fourths and four and one-half times base salary for other officers. In addition, we reduced targeted levels of stock-based compensation for executives in order to more efficiently manage our share reserves and to proactively respond to increasing shareholder sensitivity to dilution.

The Summary Compensation Table summarizes the option, restricted stock and restricted stock unit awards granted for fiscal 2005, 2004 and 2003 to the five most highly compensated executive officers. Further details regarding options granted in fiscal 2005 are provided under “Option Grants In Last Fiscal Year.” Included in the totals are options granted in exchange for annual cash incentive payouts.

DO EXECUTIVE OFFICERS CURRENTLY PARTICIPATE IN A DEFINED BENEFIT RETIREMENT PLAN?

No. None of our executive officers currently are active participants in qualified retirement plans sponsored by us. Prior to January 1, 1995, certain of our current executive officers participated in defined benefit plans maintained (1) by us when we were known as General Mills Restaurants, Inc., and were a wholly owned subsidiary of General Mills, Inc., or (2) by General Mills, Inc., and will receive benefits under those plans upon retirement, as explained on page 25 under “Executive Compensation.”

WHAT DEFERRED COMPENSATION BENEFITS ARE PROVIDED?

Our executive officers, along with other employees who are ineligible to participate in our qualified plans, participate in a non-qualified deferred compensation plan. This plan was designed to provide benefits in lieu of qualified retirement plans maintained by us and by our former parent, General Mills, Inc. For executive officers hired on or prior to June 25, 2000, which includes all of the named executive officers in the Summary Compensation Table on page 20 except Mr. Lopdrup, one portion of our annual contribution to the plan ranges from 1.5 percent to 7.2 percent of the officer’s eligible annual earnings based on our performance. The second portion of our annual contribution ranges

COMPENSATION COMMITTEE REPORT

from two percent to 20 percent of the officer’s eligible annual earnings based on the officer’s age and, if applicable, the years of service during which the officer was covered by our qualified retirement plan. Executive officers hired after June 25, 2000, including Mr. Lopdrup, receive an annual contribution of four percent of the officer’s eligible annual earnings in place of the age and service contributions. Participants elect to have their contributions credited with market rates of return based on several investment alternatives, which mirror the returns credited in the Darden Savings Plan. The plan does not have a guaranteed rate of return or guaranteed retirement benefit. The annual contributions made by us for the accounts of the Chief Executive Officer and the other five most highly compensated executive officers are shown in the “All Other Compensation” column of the Summary Compensation Table.

WHAT FACTORS ARE CONSIDERED IN DETERMINING COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER?

The Committee determines the Chief Executive Officer’s base salary, annual bonus, and stock option grant based on performance and an assessment of competitive market compensation practices for chief executive officers. The Committee meets in June of each year to evaluate the Chief Executive Officer’s performance for the prior fiscal year, and recommends compensation actions to the independent directors of the Board.

Mr. Lee was our Chief Executive Officer for the first half of fiscal 2005 and Chairman for the entire year. Effective July 2004, Mr. Lee’s base salary for fiscal 2005 for serving as Chief Executive Officer and Chairman was increased to $864,100, but was reduced effective November 29, 2004 to $600,000 upon his retirement as Chief Executive Officer. For fiscal 2005, the performance rating determined by the Committee under the MIP for Mr. Lee resulted in a bonus of $1,085,700. The rating and resulting bonus for Mr. Lee were based on various factors, including our performance against stated financial targets (i.e., diluted net EPS growth, ROGI, sales growth, fixed charge coverage ratio, and growth in operating profit). In addition, consideration was given to Mr. Lee’s leadership in strengthening the organization for long-term growth and the successful implementation of the Chief Executive Officer succession plan. As compensation for serving as our Chief Executive Officer and Chairman during fiscal 2005, Mr. Lee was granted options to purchase 184,500 shares of our common stock and 46,125 restricted stock units in June 2004. The factors considered by the Committee in determining these awards are discussed above under “What Are The Components Of Stock-Based Compensation?” As a result of his retirement as our Chief Executive Officer on November 29, 2004, Mr. Lee was not granted additional stock options or shares of restricted stock in June 2005.

Mr. Otis was our Executive Vice President and President, Smokey Bones for the first half of fiscal 2005, and our Chief Executive Officer for the remainder of the year. Effective November 29, 2004, Mr. Otis’s annual base salary was increased to $750,000 upon becoming our Chief Executive Officer. Effective July 2005, Mr. Otis’s annual base salary rate was increased by 4.5 percent to $783,800. For fiscal 2005, the performance rating determined by the Committee under the MIP for Mr. Otis resulted in a bonus of $592,600. The rating and resulting bonus for Mr. Otis are based on various factors, including our performance against stated financial targets (i.e., diluted net EPS growth, ROGI, sales growth, fixed charge coverage ratio, and growth in operating profit). In addition, consideration was given to Mr. Otis’s leadership in strengthening the organization for long-term growth. Mr. Otis was granted one-time awards of 75,000 stock options and 18,750 shares of restricted stock upon becoming our Chief Executive Officer on November 29, 2004. In June 2005, the Committee also granted Mr. Otis options to purchase 175,000 shares of our

COMPENSATION COMMITTEE REPORT

common stock and 43,750 restricted shares. The factors considered by the Committee in determining these awards are discussed above under “What Are The Components Of Stock-Based Compensation?”.

ARE THERE LIMITS ON THE DEDUCTIBILITY OF EXECUTIVE COMPENSATION?

Yes. Unless the conditions specified in the regulations under Section 162(m) of the Internal Revenue Code are met, we may not be entitled to deduct, for federal income tax purposes, certain compensation in excess of $1 million per year paid to persons named in the Summary Compensation Table. We believe that we meet all requirements for deductibility of executive compensation. We will continue to monitor whether our plans require amendment to continue to meet the deductibility requirements of the tax law without compromising the flexibility needed to meet our executive compensation goals.

IS THE COMMITTEE SATISFIED THAT OUR EXECUTIVE COMPENSATION PLANS MEET OUR OBJECTIVES?

Yes. The Compensation Committee is satisfied that the compensation and long-term incentive plans established for the Chief Executive Officer and the other executive officers are structured and administered to support our business strategy and to create strong linkage and alignment with our long-term best interests and those of our shareholders. The Committee will periodically reevaluate these programs to ensure they continue to do so.

WHO FURNISHED THIS REPORT?

This report has been furnished by the members of the Compensation Committee:

Michael D. Rose, Chair

Dr. Leonard Berry

Odie C. Donald

Rita P. Wilson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

No member of our Compensation Committee has ever served as one of our officers or employees, or has served as an officer or employee of one of our subsidiaries, or has had any relationship with us requiring disclosure under applicable SEC regulations.

AUDIT COMMITTEE REPORT AND AUDIT FEES

AUDIT COMMITTEE REPORT

WHO SERVES ON THE AUDIT COMMITTEE AND WHAT DOES IT DO?

The Audit Committee is composed of five non-employee directors, all of whom are independent under our Corporate Governance Guidelines and the New York Stock Exchange listing standards. The responsibilities of the Audit Committee include assisting with Board oversight of:

•	The integrity of our financial statements;

•	Our compliance with legal and regulatory requirements;

•	The independent registered public accounting firm’s qualifications and independence; and

•	The performance of our internal audit function and independent registered public accounting firm.

The Audit Committee also appoints our independent registered public accounting firm.

HOW DO THE RESPONSIBILITIES OF THE AUDIT COMMITTEE, MANAGEMENT AND OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM DIFFER?

Management is responsible for our internal controls and the financial reporting process and for providing a report assessing the effectiveness of our internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), issuing a report on the audit and providing an attestation report on management’s assessment of our internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

DOES THE AUDIT COMMITTEE HAVE A CHARTER?

Yes. The Audit Committee acts under a written charter adopted by the Board of Directors, which sets forth its responsibilities and duties, as well as requirements for the Audit Committee’s composition and meetings. An amended version of the Audit Committee’s charter was approved by the Board of Directors on March 22, 2005, and a copy is attached to this proxy statement as Exhibit A. The Audit Committee reviews the charter annually and remained in compliance with the charter during fiscal 2005.

HAS THE AUDIT COMMITTEE REVIEWED OUR AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED MAY 29, 2005?

Yes. The Audit Committee has:

•	Reviewed and discussed the audited consolidated financial statements with our management; and

•	Discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

HAS THE AUDIT COMMITTEE REVIEWED THE INDEPENDENCE OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM?

Yes. The Audit Committee has received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with KPMG LLP that firm’s independence from us.

AUDIT COMMITTEE REPORT AND AUDIT FEES

HAS THE AUDIT COMMITTEE MADE A RECOMMENDATION REGARDING OUR AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR FISCAL 2005?

Yes. Based upon the reviews and discussions with management and the independent registered public accounting firm described above, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended May 29, 2005 for filing with the SEC.

HAS THE AUDIT COMMITTEE REVIEWED THE FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM DURING FISCAL 2005?

Yes. The Audit Committee has reviewed and discussed the fees paid to KPMG LLP during the last fiscal year for audit and non-audit services, which are set forth below under the caption “Independent Registered Public Accounting Firm Fees and Services,” and has determined that the provision of the non-audit services is compatible with the firm’s independence.

WHO FURNISHED THIS REPORT?

This report has been furnished by the members of the Audit Committee:

Jack A. Smith, Chair

David H. Hughes

Charles A. Ledsinger, Jr.

Senator Connie Mack, III

Maria A. Sastre

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

AUDIT FEES.

During fiscal 2005 and fiscal 2004, the aggregate fees billed or estimated to be billed to us for professional services rendered by KPMG LLP for the audit of our annual financial statements, review of financial statements included in our Form 10-Qs or services normally provided by our accountants in connection with statutory and regulatory filings or engagements were $2,114,000 and $400,000, respectively. The increase in fees for fiscal 2005 resulted primarily from additional work related to compliance with Section 404 of the Sarbanes-Oxley Act.

AUDIT-RELATED FEES.

During fiscal 2005 and fiscal 2004, the aggregate fees billed to us or estimated to be billed to us for assurance and related services by KPMG LLP that were reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees” above were $43,250 and $41,000, respectively. The services provided consisted in both years of audits of our employee benefit plans and the Darden Restaurants, Inc. Foundation.

TAX FEES.

During fiscal 2005 and fiscal 2004, the aggregate fees billed to us for professional services rendered by KPMG LLP for tax compliance, tax advice, and tax planning were $0 and $176,400, respectively. The services provided in fiscal 2004 consisted of Canadian and Singapore tax return preparation, and unclaimed property tax planning.

ALL OTHER FEES.

During fiscal 2005 and fiscal 2004, the aggregate fees billed to us for other products or services provided by KPMG LLP, other than the services reported above, were $1,500 and $1,350, respectively. The services provided consisted of a subscription to an accounting website.

AUDIT COMMITTEE REPORT AND AUDIT FEES

PRE-APPROVAL POLICY.

Pursuant to our policy on Pre-Approval of Audit and Non-Audit Services, a copy of which is posted on our website, we discourage the retention of our independent registered public accounting firm for non-audit services. We will not retain our independent registered public accounting firm for non-audit work unless:

•	In the opinion of senior management, the independent registered public accounting firm possesses unique knowledge or technical expertise that is superior to that of other potential providers;

•	The approvals of the Chair of the Audit Committee and the Chief Financial Officer are obtained prior to the retention; and

•	The retention will not affect the status of the independent registered public accounting firm as “independent accountants” under applicable rules of the SEC, Independence Standards Board, and New York Stock Exchange.

The details regarding any engagement of the independent registered public accounting firm for non-audit services are provided promptly to the full Audit Committee. During fiscal 2005 and 2004, all of the services provided by KPMG LLP for the services described above under Audit-Related Fees, Tax Fees and All Other Fees were pre-approved using the above procedures, and none were provided pursuant to any waiver of the pre-approval requirement.

APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Item 2 on Proxy Card)

HAS THE AUDIT COMMITTEE APPROVED KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM?

Yes. The Audit Committee of our Board of Directors has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 28, 2006. KPMG LLP has served as our independent registered public accounting firm since 1995. Shareholder approval for this appointment is not required, but the Board is submitting the selection of KPMG LLP for ratification in order to obtain the views of our shareholders. If the appointment is not ratified, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee, which is solely responsible for appointing and terminating our independent registered public accounting firm, may in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our shareholders. Representatives of KPMG LLP are expected to be present at the annual meeting and will be given an opportunity to make a statement and answer appropriate shareholder questions.

HOW DO YOU RECOMMEND THAT I VOTE ON THIS ITEM?

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 28, 2006. Proxies will be voted FOR this proposal unless shareholders specify otherwise in their proxy.

STOCK PERFORMANCE GRAPH

This graph compares our total shareholder returns against the Standard & Poor’s (“S&P”) 500 Stock Index, and our industry peer group as measured by the S&P Restaurants Index. The graph assumes that $100 was invested in our common shares and the other indices on May 26, 2000, the last trading day for our fiscal year ended May 28, 2000, and that all dividends were reinvested. The companies included in the S&P Restaurants Index, in addition to Darden, were as follows: McDonald’s Corporation; Starbucks Corporation; YUM! Brands, Inc.; and Wendy’s International, Inc. The stock prices shown are historical and do not determine future performance.

COMPARISON OF FIVE-YEAR TOTAL RETURN

DARDEN RESTAURANTS, INC., S&P 500 STOCK INDEX

AND S&P RESTAURANTS INDEX

Total Return Index	5/28/00	5/27/01	5/26/02	5/25/03	5/30/04	5/29/05
Darden Restaurants, Inc.	100.00	153.65	200.09	147.29	181.24	264.98
S&P 500 Stock Index	100.00	93.82	80.68	70.73	86.45	94.13
S&P Restaurants Index	100.00	92.67	101.74	72.29	108.95	140.33

GENERAL

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10 percent of our common shares to file with the SEC and the New York Stock Exchange reports of ownership and changes in ownership of our common shares. Directors, executive officers and greater than 10 percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on a review of the copies of these reports furnished to us since the beginning of fiscal 2005 and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our directors and executive officers were satisfied during fiscal 2005.

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO SHAREHOLDERS.

SEC rules require us to provide an Annual Report to shareholders who receive this proxy statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record.

Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for the fiscal year ended May 29, 2005 (not including exhibits or documents incorporated by reference), are available without charge to shareholders upon written or oral request to Investor Relations, Darden Restaurants, Inc., 5900 Lake Ellenor Drive, Orlando, Florida 32809, phone toll free 1-800-832-7336 or via the Internet at www.irinfo@darden.com.

YOUR VOTE IS IMPORTANT!

Please promptly mark, sign, date and return your proxy card in the enclosed envelope or follow the instructions on your card to vote by Internet or telephone.

BY ORDER OF THE BOARD OF DIRECTORS

Paula J. Shives Senior Vice President, General Counsel and Secretary

August 9, 2005

EXHIBIT A

DARDEN RESTAURANTS, INC.

AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS

CHARTER

COMPOSITION AND MEETINGS.

The Audit Committee assists the Board in fulfilling its oversight responsibilities. The Audit Committee shall consist of no less than three members of the Board of Directors, all of whom shall in the judgment of the Board of Directors be independent in accordance with applicable Securities and Exchange Commission (“SEC”) rules, New York Stock Exchange (NYSE) listing standards and the Company’s Corporate Governance Guidelines. Each member of the Audit Committee shall in the judgment of the Board of Directors be financially literate, as such qualification is interpreted by the Company’s Board in its business judgment, have a basic understanding of finance and accounting and be able to read and understand the Company’s fundamental financial statements. At least one member of the Committee shall in the judgment of the Board of Directors be an audit committee financial expert in accordance with the rules and regulations of the SEC, and at least one member (who may also serve as the Audit Committee financial expert) shall in the judgment of the Board of Directors have accounting or related financial management expertise in accordance with the NYSE listing standards. Any director who satisfies the SEC’s “audit committee financial expert” definition will be deemed to satisfy the NYSE’s “accounting or related financial management expertise” requirement, although the opposite may not be true.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Governance Committee. The Board may, upon recommendation by the Nominating and Governance Committee, remove any Audit Committee member at any time, with or without cause.

The Audit Committee shall meet at least five times annually, or more frequently as circumstances dictate. Meetings may be called by the Chairman of the Committee, the Chairman of the Board or Chief Executive Officer, or a majority of the Committee. The Committee shall operate pursuant to the Bylaws of the Company, including Bylaw provisions governing notice of meetings and waivers of notice, the number of Committee members required to take actions at meetings and by written consent, and other related matters. The Committee shall meet privately in executive session periodically with management, and at least quarterly with the Vice President of the Company’s internal auditing department and also with the Company’s independent auditors. The Committee shall maintain minutes of its meetings and report its findings to the Board after each Committee meeting but not later than the next Board meeting.

PURPOSE.

The Audit Committee’s primary purpose is to:

1.	Assist the Board in its oversight responsibilities to shareholders, specifically with respect to: (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence, and (d) the performance of the Company’s internal audit function and independent auditors; and

2.	Prepare the audit committee report required by the SEC’s proxy rules to be included in the Company’s annual proxy statement.

Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

PRIMARY DUTIES AND RESPONSIBILITIES.

The Audit Committee’s primary duties and responsibilities are to:

1.	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance and accounting.

2.	Monitor the independence and performance of the Company’s independent auditors and internal auditing department.

3.	Provide a channel of communication among the Board, the independent auditors, internal auditors, management and other concerned individuals.

4.	As a committee of the Board of Directors, to assist the Board in meeting its fiduciary duties to shareholders and the Company.

The Audit Committee may conduct or authorize investigations into any matters within the Committee’s scope of responsibilities, as defined by this Charter, and shall have direct access to the independent auditors as well as anyone in the Company.

OTHER SPECIFIC RESPONSIBILITIES AND DUTIES.

The specific responsibilities and duties of the Audit Committee are as follows:

Oversight of Financial Reporting Process

1.	In consultation with management, the independent auditors and the internal auditors, review the integrity of the Company’s financial reporting processes and internal controls, including the process for assessing risk of fraudulent financial reporting and detection of major control weaknesses. Review policies with respect to risk assessment and risk management. Review significant financial risk exposures, including off balance sheet financing, if any, and the steps management has taken to monitor and report such exposures. Review with the independent auditor any audit problems or difficulties, or significant findings prepared by the independent auditors, together with management’s responses.

2.	Meet to review and discuss the Company’s annual audited financial statements, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing or distribution, and discuss the same with management and the independent auditor. Recommend to the Board whether the audited financial statements should be included in the Annual Report on Form 10-K. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments. The Audit Committee should consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

3.	Review with financial management and the independent auditors the Company’s quarterly and year-end financial results prior to the public release of earnings. The Audit Committee should discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The discussion may be done generally by discussion of the types of information to be disclosed and need not involve discussion of each earnings release or instance in which the Company may provide earnings guidance.

4.	Meet to review and discuss the quarterly financial statements with management and the independent auditor, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing or distribution.

5.	Review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

6.	Review analyses prepared by management or the independent auditor identifying significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

7.	Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

8.	Review and ratify the charter of the Company’s Disclosure Committee, and review the adequacy of the Company’s Disclosure Controls and Procedures.

Appointment and Oversight of Independent Auditors

1.	Directly appoint, retain, compensate, oversee, evaluate and terminate the Company’s independent auditors. The Audit Committee shall confirm with the independent auditors that the auditors must report directly to the Audit Committee. The Audit Committee may obtain input from management, but is directly responsible for oversight of the independent auditors, including resolution of disagreements between management and the independent auditor. Although not required, the Audit Committee may, at its option, recommend that the Board submit the appointment of the independent auditors to the shareholders of the Company for ratification at the annual meeting in order to obtain the views of the shareholders. If the appointment is not ratified by the shareholders, the Audit Committee will reconsider its selection.

2.	Pre-approve all non-audit services to be performed by the independent auditor and review the Company’s CM-9 policy for the engagement of the independent auditor to provide permitted non-audit services.

3.	At least annually, consider the independence of the independent auditor, including a review of any significant engagements of the independent auditors and all other significant relationships with the auditors that could impair their independence.

4.	Set clear hiring policies for employees or former employees of the independent auditors.

5.	Sole authority to approve all audit engagement fees and terms, as well as all significant non-audit engagements with the independent auditors. Review the amounts of fees paid to the independent auditors for audit and non-audit services.

6.	Review with the independent auditors their audit plan, including the scope of their audit and general audit approach. The Committee may request or recommend supplemental review or other audit procedures as the Committee deems necessary.

7.	Meet periodically, at least quarterly, without management present, with the Company’s independent auditors to discuss the Company’s cooperation with the independent auditors and other matters as deemed appropriate.

8.	Prior to releasing year-end earnings, discuss with the independent auditors the results of the audit and certain other matters required to be communicated to audit committees in accordance with AICPA SAS 61.

9.	At least annually, obtain and review a report by the independent auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

10.	After reviewing the foregoing report and the independent auditor’s work throughout the year, evaluate the independent auditor’s qualifications, performance and independence, including the performance of the lead partner of the independent auditor. The Audit Committee shall assure regular rotation of the lead audit partner as required by law, and further consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself. The Audit Committee shall present its conclusions with respect to the independent auditor to the full Board.

Oversight of Internal Audit Department

1.	Make certain the Company maintains an internal audit function that provides management and the Audit Committee with ongoing assessments of the Company’s risk management process and system of internal control. Review the budget, plan, organizational structure, staffing and qualifications of the internal audit department.

2.	Review any significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

Other Audit Committee Responsibilities

1.	Establish procedures for the receipt, retention and treatment of complaints received by the Company on accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

2.	Review the scope, coverage and results of employee benefit plan audits with management.

3.	Review the quality and depth of staffing in the Company’s accounting, information services and financial departments, as needed.

4.	Review the expenses of Company directors and the perquisites of executive officers.

5.	Review the independent auditors’ management letters.

6.	Annually prepare a report to shareholders as required by the SEC, covering the findings and recommendations of the Committee, and include the report in the Company’s annual proxy statement.

7.	Carry out any other specific assignment or activity consistent with this Charter, the Company’s By-laws and governing law as the Board of Directors or the Committee deems necessary or appropriate.

8.	Conduct an annual performance evaluation of the Audit Committee.

9.	Review and reassess the adequacy of this Charter at least annually. Recommend any changes to the Charter to the Board of Directors for approval and have the Charter published in accordance with SEC regulations.

FUNDING AND ADDITIONAL RESOURCES

The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Audit Committee may also retain, at the Company’s expense, and without seeking Board or Company approval, outside legal, accounting or other advisors it deems necessary to carry out its duties. The Audit Committee shall receive appropriate funding, as determined by the Audit Committee, from the Company for payment of compensation to the outside advisors employed by the Audit Committee, and for other ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee shall keep the Chairman of the Board advised as to the general range of anticipated expenses for outside consultants or ordinary administrative expenses.

Adopted by the Board of Directors: April 12, 1995

Amended and restated: December 14, 1995,

(deemed as of June 1, 1995)

Amended December 16, 1999

Amended March 21, 2002

Amended July 21, 2003

Amended March 25, 2004

Amended March 22, 2005

Darden Restaurants, Inc.

Notice of Meeting and Proxy For

Annual Meeting of Shareholders

Gaylord Palms Orlando Resort Hotel

6000 W. Osceola Parkway

Kissimmee, Florida 34746

10:00 a.m. Eastern Daylight Savings Time

Wednesday, September 21, 2005

You can submit your proxy by Internet, telephone or mail.

Please use only one of these three voting methods.

BY INTERNET	Or	BY TELEPHONE	Or	BY MAIL

(Available only until 12:00 noon

EDST on September 20, 2005)

To vote by Internet, access the website at https://www.proxyvotenow.com/dar, have this proxy card in hand, and follow the instructions. You may access the site 24 hours a day, 7 days a week.

(Available only until 12:00 noon. EDST on September 20, 2005)

To vote by telephone, call toll free 1-888-216-1297 on any touch-tone telephone, have this proxy card in hand, and follow the instructions. You may call 24 hours a day, 7 days a week.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed envelope to: Wachovia Bank, NA Attn: Proxy Tabulation NC-1153 P.O. Box 563994 Charlotte, NC 28256-9912

If you vote by Internet or telephone, please DO NOT mail back this proxy card.

THANK YOU FOR VOTING!

The undersigned hereby appoints Clarence Otis, Jr., Linda J. Dimopoulos and Paula J. Shives, and each of them, as proxies with full power of substitution, to vote all common shares which the undersigned has power to vote at the 2005 Annual Meeting of Shareholders of Darden Restaurants, Inc. to be held at 10:00 a.m. EDST on September 21, 2005, at Kissimmee, Florida, and at any adjournment thereof, in accordance with the instructions set forth herein and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.

Date: , 2005

(Shareholder(s) Sign Here)

Please sign exactly as name appears. Joint owners should each sign. Executors, administrators, trustees, custodians, etc. should so indicate when signing. If signer is a corporation, please sign full corporate name by duly authorized officer.

¯  FOLD AND DETACH HERE  ¯

DARDEN RESTAURANTS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” ITEMS 1 AND 2.

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1 AND 2.

1. Election of Directors:	(01) Leonard L. Berry; (02) Odie C. Donald; (03) David H. Hughes; (04) Charles A. Ledsinger, Jr.; (05) Joe R. Lee; (06) William M. Lewis, Jr.; (07) Senator Connie Mack, III; (08) Andrew H. (Drew) Madsen; (09) Clarence Otis, Jr.; (10) Michael D. Rose; (11) Maria A. Sastre; (12) Jack A. Smith; (13) Blaine Sweatt, III; (14) Rita P. Wilson.

❑ FOR all listed nominees	❑ WITHHOLD AUTHORITY to vote for all listed nominees

❑	FOR all listed nominees EXCEPT the following: (Instruction: To withhold authority to vote for any individual nominee(s), write the name of such nominee(s) in the space provided.)

2.	Ratification of appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 28, 2006.

❑ FOR	❑ AGAINST	❑ ABSTAIN

Please indicate whether you will attend the 2005 Annual Meeting of Shareholders in Kissimmee, Florida on September 21, 2005.

❑ I plan to attend the annual meeting.	❑ I do not plan to attend the annual meeting.

If you vote by Internet or telephone, please DO NOT mail back this proxy card.